                                    SILVERADO
                               9300 VISCOUNT BLVD
                                 EL PASO, TEXAS

                                 MARKET VALUE -
                                FEE SIMPLE ESTATE

                               AS OF MAY 11, 2003

                                  PREPARED FOR:

                   APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                     (AIMCO)
                C/O LINER YANKELEVITZ SUNSHINE & REGENSTREIF LLP

                                        &

                       LIEFF CABRASER HEIMANN & BERNSTEIN
                          ON BEHALF OF NUANES, ET. AL.

                                         [AMERICAN APPRAISAL ASSOCIATES(R) LOGO]

                [AMERICAN APPRAISAL ASSOCIATES(R) LOGO]

                [AMERICAN APPRAISAL ASSOCIATES(R) LETTERHEAD]

                                                                    JULY 2, 2003

Apartment Investment and Management
Company ("AIMCO") c/o
Mr. Steven A. Velkei, Esq.
Liner Yankelevitz Sunshine & Regenstreif LLP
1100 Glendon Avenue, 14th Floor
Los Angeles, California 90024-3503

Nuanes, et al.( "Plaintiffs") c/o
Ms. Joy Kruse
Lieff Cabraser Heimann & Bernstein
Embarcadero Center West
275 Battery Street, 30th Floor
San Francisco, California 94111

RE:  SILVERADO
     9300 VISCOUNT BLVD
     EL PASO, EL PASO COUNTY, TEXAS

In accordance with your authorization, we have completed the appraisal of the above-referenced property. This complete appraisal is intended to report our analysis and conclusions in a summary format.

The subject property consists of an apartment project having 248 units with a total of 191,590 square feet of rentable area. The improvements were built in 1973. The improvements are situated on 10 acres. Overall, the improvements are in average condition. As of the date of this appraisal, the subject property is 92% occupied.

It is our understanding the appraisal will be used by the clients to assist the San Mateo Superior Court in the settlement of litigation between the above mentioned clients. The appraisal is intended to conform to the Uniform Standards of Professional Appraisal Practice ("USPAP") as promulgated by the Appraisal Standards Board of the Appraisal Foundation and the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. The appraisal is presented in a summary report, and the Departure Provision of USPAP has not been invoked in this appraisal. It is entirely inappropriate to use this value conclusion or the report for any purpose other than the one stated.

AMERICAN APPRAISAL ASSOCIATES, INC.                 LETTER OF TRANSMITTAL PAGE 2
SILVERADO, EL PASO, TEXAS

The opinions expressed in this appraisal cover letter can only be completely understood by reading the narrative report, addenda, and other data, which is attached. The appraisal is subject to the attached general assumptions and limiting conditions and general service conditions.

As a result of our investigation, it is our opinion that the fee simple market value of the subject, effective May 11, 2003 is:

                                  ($5,600,000)

                             Respectfully submitted,
                             AMERICAN APPRAISAL ASSOCIATES, INC.

                             -s- Frank Fehribach
July 2, 2003                 Frank Fehribach, MAI
#053272                      Managing Principal, Real Estate Group
                             Texas State Certified General Real Estate Appraiser
                               #TX-1323954-G

Report By:
Daniel Salcedo
Texas State Certified General Real Estate Appraiser #TX-1331768-G

AMERICAN APPRAISAL ASSOCIATES, INC.                     TABLE OF CONTENTS PAGE 3
SILVERADO, EL PASO, TEXAS

                                TABLE OF CONTENTS

Cover
Letter of Transmittal
Table of Contents

                                 APPRAISAL DATA

Executive Summary...............................................................   4
Introduction....................................................................   9
Area Analysis...................................................................  11
Market Analysis.................................................................  14
Site Analysis...................................................................  16
Improvement Analysis............................................................  16
Highest and Best Use ...........................................................  17

                                    VALUATION

Valuation Procedure.............................................................  18
Sales Comparison Approach.......................................................  20
Income Capitalization Approach .................................................  26
Reconciliation and Conclusion...................................................  38

                                     ADDENDA

Exhibit A - Photographs of Subject Property
Exhibit B - Summary of Rent Comparables and Photograph of Comparables Exhibit C - Assumptions and Limiting Conditions
Exhibit D - Certificate of Appraiser
Exhibit E - Qualifications
General Service Conditions

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 4
SILVERADO, EL PASO, TEXAS

                                EXECUTIVE SUMMARY

PART ONE - PROPERTY DESCRIPTION

PROPERTY NAME:                             Silverado
LOCATION:                                  9300 Viscount Blvd
                                           El Paso, Texas

INTENDED USE OF ASSIGNMENT:                Court Settlement
PURPOSE OF APPRAISAL:                      "As Is" Market Value of the Fee Simple Estate
INTEREST APPRAISED:                        Fee simple estate

DATE OF VALUE:                             May 11, 2003
DATE OF REPORT:                            July 2, 2003

PHYSICAL DESCRIPTION - SITE & IMPROVEMENTS:

SITE:
  Size:                                    10 acres, or 435,600 square feet
  Assessor Parcel No.:                     F175-999-0010-4900
  Floodplain:                              Community Panel No. 4802140041B (October 15,
                                           1982)
                                           Flood Zone C, an area outside the floodplain.
  Zoning:                                  A-O (Medium to High Density Apartment District)

BUILDING:
  No. of Units:                            248 Units
  Total NRA:                               191,590 Square Feet
  Average Unit Size:                       773 Square Feet
  Apartment Density:                       24.8 units per acre
  Year Built:                              1973

UNIT MIX AND MARKET RENT:

                         GROSS RENTAL INCOME PROJECTION

                                            Market Rent
                            Square      --------------------          Monthly         Annual
   Unit Type                 Feet       Per Unit      Per SF          Income          Income
---------------------------------------------------------------------------------------------
1Br/1Ba - EA10                 494       $  390       $ 0.79         $  7,800      $   93,600
1Br/1Ba -1A10                  525       $  410       $ 0.78         $ 24,600      $  295,200
1Br/1Ba - 1A15                 754       $  470       $ 0.62         $ 16,920      $  203,040
1 Br/1Ba-1B10                  684       $  460       $ 0.67         $ 18,400      $  220,800
1 Br/1.5 Ba -1B15              878       $  520       $ 0.59         $  4,160      $   49,920
2Br/1Ba-2A10                   979       $  550       $ 0.56         $ 18,700      $  224,400
2 Br/1.5Ba -2A15             1,200       $  640       $ 0.53         $  7,680      $   92,160
2 Ba/2 Ba- 2A20              1,028       $  570       $ 0.55         $ 18,240      $  218,880
3Br/2Ba -3A20                1,350       $  650       $ 0.48         $  3,900      $   46,800
                                                      Total          $120,400      $1,444,800

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 5
SILVERADO, EL PASO, TEXAS

OCCUPANCY:                                  92%
ECONOMIC LIFE:                              45 Years
EFFECTIVE AGE:                              25 Years
REMAINING ECONOMIC LIFE:                    20 Years
SUBJECT PHOTOGRAPHS AND LOCATION MAP:

                              SUBJECT PHOTOGRAPHS

          [PICTURE]                           [PICTURE]
       UNIT TYPE FACADE                       UNIT TYPE

                                    AREA MAP

                                     [MAP]

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 6
SILVERADO, EL PASO, TEXAS

                                NEIGHBORHOOD MAP

                                     [MAP]

HIGHEST AND BEST USE:
  As Vacant:                   Hold for future multi-family development
  As Improved:                 Continuation as its current use

METHOD OF VALUATION:           In this instance, the Sales Comparison and Income
                               Approaches to value were utilized.

AMERICAN APPRAISAL ASSOCIATES, INC.                    EXECUTIVE SUMMARY  PAGE 7
SILVERADO, EL PASO, TEXAS

PART TWO - ECONOMIC INDICATORS

                                                      Amount                    $/Unit
                                                    ------------             --------------
INCOME CAPITALIZATION APPROACH
DIRECT CAPITALIZATION
Potential Rental Income                             $  1,444,800             $ 5,826
Effective Gross Income                              $  1,377,200             $ 5,553
Operating Expenses                                  $    770,700             $ 3,108            56.0% of EGI
Net Operating Income:                               $    544,500             $ 2,196

Capitalization Rate                                        10.00%
DIRECT CAPITALIZATION VALUE                         $  5,400,000 *           $21,774 / UNIT

DISCOUNTED CASH FLOW ANALYSIS:
Holding Period                                          10 years
2002 Economic Vacancy                                          8%
Stabilized Vacancy & Collection Loss:                         10%
Lease-up / Stabilization Period                              N/A
Terminal Capitalization Rate                               11.00%
Discount Rate                                              12.50%
Selling Costs                                               2.00%
Growth Rates:
  Income                                                    3.00%
  Expenses:                                                 3.00%
DISCOUNTED CASH FLOW VALUE                          $  5,600,000 *           $22,581 / UNIT

RECONCILED INCOME CAPITALIZATION VALUE              $  5,600,000             $22,581 / UNIT

SALES COMPARISON APPROACH

PRICE PER UNIT:
  Range of Sales $/Unit (Unadjusted)                $  22,837 to $36,222
  Range of Sales $/Unit (Adjusted)                  $  20,553 to $25,736
VALUE INDICATION - PRICE PER UNIT                   $  5,700,000 *           $22,984 / UNIT

EGIM ANALYSIS
  Range of EGIMs from Improved Sales                4.33 to 6.84
  Selected EGIM for Subject                                 4.00
  Subject's Projected EGI                           $  1,377,200
EGIM ANALYSIS CONCLUSION                            $  5,500,000 *           $22,177 / UNIT

NOI PER UNIT ANALYSIS CONCLUSION                    $  5,500,000 *           $22,177 / UNIT

RECONCILED SALES COMPARISON VALUE                   $  5,500,000             $22,177 / UNIT

----------------------------
* Value indications are after adjustments for concessions, deferred maintenance, excess land and lease-up costs, if any.

AMERICAN APPRAISAL ASSOCIATES, INC.                     EXECUTIVE SUMMARY PAGE 8
SILVERADO, EL PASO, TEXAS

PART THREE - SUMMARY OF VALUE CONCLUSIONS

SALES COMPARISON APPROACH:
     Price Per Unit                                 $  5,700,000
     NOI Per Unit                                   $  5,500,000
     EGIM Multiplier                                $  5,500,000
INDICATED VALUE BY SALES COMPARISON                 $  5,500,000             $22,177 / UNIT

INCOME APPROACH:
     Direct Capitalization Method:                  $  5,400,000
     Discounted Cash Flow Method:                   $  5,600,000
INDICATED VALUE BY THE INCOME APPROACH              $  5,600,000             $22,581 / UNIT

RECONCILED OVERALL VALUE CONCLUSION:                $  5,600,000             $22,581 / UNIT

AMERICAN APPRAISAL ASSOCIATES, INC.                          INTRODUCTION PAGE 9
SILVERADO, EL PASO, TEXAS

                                  INTRODUCTION

IDENTIFICATION OF THE SUBJECT

The subject property is located at 9300 Viscount Blvd, El Paso, EL Paso County, Texas. El Paso identifies it as F175-999-0010-4900.

SCOPE OF THE ASSIGNMENT

The property, neighborhood, and comparables were inspected by Daniel Salcedo on May 11, 2003. Frank Fehribach, MAI has not made a personal inspection of the subject property. Daniel Salcedo performed the research, valuation analysis and wrote the report. Frank Fehribach, MAI reviewed the report and concurs with the value. Frank Fehribach, MAI and Daniel Salcedo have extensive experience in appraising similar properties and meet the USPAP competency provision.

The scope of this investigation comprises the inspection of the property and the collection, verification, and analysis of general and specific data pertinent to the subject property. We have researched current improved sales and leases of similar properties, analyzing them as to their comparability, and adjusting them accordingly. We completed the Sales Comparison and Income Capitalization Approaches to value. From these approaches to value, a concluded overall value was made.

DATE OF VALUE AND REPORT

This appraisal was made to express the opinion of value as of May 11, 2003. The date of the report is July 2, 2003.

PURPOSE AND USE OF APPRAISAL

The purpose of the appraisal is to estimate the market value of the fee simple interest in the subject property. It is understood that the appraisal is intended to assist the clients in litigation settlement proceedings. The appraisal was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

PROPERTY RIGHTS APPRAISED

We have appraised the Fee Simple Estate in the subject property (as applied in the Sales & Income Approaches), subject to the existing short-term leases. A Fee Simple Estate is

AMERICAN APPRAISAL ASSOCIATES, INC.                         INTRODUCTION PAGE 10
SILVERADO, EL PASO, TEXAS

defined in The Dictionary of Real Estate Appraisal, 3rd ed. (Chicago: Appraisal Institute, 1993), as:

         "Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat."

MARKETING/EXPOSURE PERIOD
  MARKETING PERIOD:   6 to 12 months
  EXPOSURE PERIOD:    6 to 12 months

HISTORY OF THE PROPERTY

Ownership in the subject property is currently vested in CCEP. To the best of our knowledge, no transfers of ownership or offers to purchase the subject are known to have occurred during the past three years.

AMERICAN APPRAISAL ASSOCIATES, INC.                        AREA ANALYSIS PAGE 11
SILVERADO, EL PASO, TEXAS

                          AREA / NEIGHBORHOOD ANALYSIS

NEIGHBORHOOD ANALYSIS

A neighborhood is a group of complementary land uses. The function of the neighborhood analysis is to describe the immediate surrounding environs. The subject is located in the city of El Paso, Texas. Overall, the neighborhood is characterized as an urban setting with the predominant land use being residential. The subject's neighborhood is generally defined by the following boundaries.

NEIGHBORHOOD BOUNDARIES

East   -  Ranch 2316
West   -  Hawkins Ave
South  -  I-10
North  -  Hawkins Ave/Cosmos Street

MAJOR EMPLOYERS

Major employers in the subject's area include Fort Hood Military Base. The overall economic outlook for the area is considered favorable.

DEMOGRAPHICS

We have reviewed demographic data within the neighborhood. The following table summarizes the key data points.

AMERICAN APPRAISAL ASSOCIATES, INC.                        AREA ANALYSIS PAGE 12
SILVERADO, EL PASO, TEXAS

                            NEIGHBORHOOD DEMOGRAPHICS

                                                     AREA
                                  ------------------------------------------
CATEGORY                          1-MI. RADIUS   3-MI. RADIUS   5-MI. RADIUS      MSA
---------------------------------------------------------------------------------------
POPULATION TRENDS
Current Population                    13,963       109,179        241,765       694,549
5-Year Population                     13,959       105,374        244,263       734,415
% Change CY-5Y                           0.0%         -3.5%           1.0%          5.7%
Annual Change CY-5Y                      0.0%         -0.7%           0.2%          1.1%

HOUSEHOLDS
Current Households                     5,563        37,003         76,642       215,986
5-Year Projected Households            5,765        36,829         79,065       231,616
% Change CY - 5Y                         3.6%         -0.5%           3.2%          7.2%
Annual Change CY-5Y                      0.7%         -0.1%           0.6%          1.4%

INCOME TRENDS
Median Household Income             $ 32,761      $ 28,202       $ 29,872      $ 29,212
Per Capita Income                   $ 19,361      $ 13,880       $ 13,491      $ 13,716
Average Household Income            $ 47,824      $ 40,820       $ 42,634      $ 44,105

Source: Demographics Now

The subject neighborhood's population is expected to show increases below that of the region. The immediate market offers superior income levels as compared to the broader market.

The following table illustrates the housing statistics in the subject's immediate area, as well as the MSA region.

                                 HOUSING TRENDS

                                                     AREA
                                  ------------------------------------------
CATEGORY                          1-MI. RADIUS   3-MI. RADIUS   5-MI. RADIUS      MSA
---------------------------------------------------------------------------------------
HOUSING TRENDS
% of Households Renting              50.17%          40.46%         35.83%       34.03%
5-Year Projected % Renting           52.68%          40.54%         35.08%       32.34%

% of Households Owning               45.98%          55.17%         60.18%       61.63%
5-Year Projected % Owning            43.61%          55.05%         61.00%       63.53%

Source: Demographics Now

AMERICAN APPRAISAL ASSOCIATES, INC.                        AREA ANALYSIS PAGE 13
SILVERADO, EL PASO, TEXAS

SURROUNDING IMPROVEMENTS

The following uses surround the subject property:

North  -  Viscount Blvd/residential/multifamily uses
South  -  Office business strip
East   -  Viscount Blvd/residential/multifamily uses
West   -  Vacant Land (El Paso Electric Power Station)

CONCLUSIONS

The subject is well located within the city of El Paso. The neighborhood is characterized as being mostly urban in nature and is currently in the stable stage of development. The economic outlook for the neighborhood is judged to be favorable with a good economic base.

AMERICAN APPRAISAL ASSOCIATES, INC.                      MARKET ANALYSIS PAGE 14
SILVERADO, EL PASO, TEXAS

                                 MARKET ANALYSIS

The subject property is located in the city of El Paso in EL Paso County. The overall pace of development in the subject's market is more or less stable. Based on our site inspection of the market area, there was no evidence of any new development for multifamily use. The following table illustrates historical vacancy rates for the subject's market.

                             HISTORICAL VACANCY RATE

Period              Region        Submarket
------              ------        ---------
1Q-01                8.0%            8.0%
2Q-01                8.7%            8.7%
3Q-01                9.0%            9.0%
4Q-01                9.8%            9.8%
1Q-02                7.8%            7.8%
2Q-02                8.5%            8.5%
3Q-02                6.8%            6.8%
4Q-02                8.5%            8.5%
1Q-03                8.0%            8.0%

Source: El Paso Apartment Association

Occupancy trends in the subject's market are a stable. Historically speaking, the subject's submarket has equated the overall market. Occupancy in the subject's market area is expected to remain around 92.0% on average. Any expected changes are caused by the short time fluctuations derived from military household demand. Overall, occupancy in the market area is considered stable.

Market rents in the subject's market have been following a decreasing trend. The following table illustrates historical rental rates for the subject's market.

                             HISTORICAL AVERAGE RENT

Period          Region        % Change        Submarket      % Change
------          ------        --------        ---------      --------
1Q-01            $497              -             $497             -
2Q-01            $504            1.4%            $504           1.4%
3Q-01            $500           -0.8%            $500          -0.8%
4Q-01            $501            0.2%            $501           0.2%
1Q-02            $501            0.0%            $501           0.0%
2Q-02            $505            0.8%
3Q-02            $512            1.4%            $505             -
4Q-02            $512            0.0%            $512           1.4%
1Q-03            $506           -1.2%            $506          -1.2%

Source: El Paso Apartment Association

The following table illustrates a summary of the subject's competitive set.

AMERICAN APPRAISAL ASSOCIATES, INC.                      MARKET ANALYSIS PAGE 15
SILVERADO, EL PASO, TEXAS

                             COMPETITIVE PROPERTIES

  No.       Property Name         Units    Ocpy.    Year Built        Proximity to subject
  ---       -------------         -----    -----    ----------        --------------------
  R-1       La Plaza               129      99%       1969       one mile southeast of the subject
  R-2       Shadow Ridge           352      92%       1985       less than 0.20 miles southeast of the subject
  R-3       Spring Park            180      92%       1995       Approx. 0.50 miles southeast of the subject
  R-4       Citadel                261      96%       1973       Approx. 0.40 miles southeast of the subject
  R-5       Celina                 289      94%       1974       Approx. 0.60 miles northwest of subject
Subject     Silverado              248      92%       1973

Rental rates are expected to continue to slow their decline. They are expected to average around $500 per month, since the market and its demand are stable.

AMERICAN APPRAISAL ASSOCIATES, INC.                 PROPERTY DESCRIPTION PAGE 16
SILVERADO, EL PASO, TEXAS

                              PROPERTY DESCRIPTION

SITE ANALYSIS
  Site Area                         10 acres, or 435,600 square feet
  Shape                             Irregular
  Topography                        Moderate slope
  Utilities                         All necessary utilities are available to the site.
  Soil Conditions                   Stable
  Easements Affecting Site          None other than typical utility easements
  Overall Site Appeal               Average
  Flood Zone:
    Community Panel                 4802140041B, dated October 15, 1982
    Flood Zone                      Zone C
  Zoning                            A-O, the subject improvements represent a legal
                                    conforming use of the site.

REAL ESTATE TAXES

                                    ASSESSED VALUE - 2002
                         ------------------------------------     TAX RATE /   PROPERTY
  PARCEL NUMBER            LAND       BUILDING        TOTAL       MILL RATE      TAXES
---------------------------------------------------------------------------------------
F175-999-0010-4900       $653,400    $4,156,600    $4,810,000      0.03005     $144,535

IMPROVEMENT ANALYSIS
  Year Built                        1973
  Number of Units                   248
  Net Rentable Area                 191,590 Square Feet
  Construction:
    Foundation                      Reinforced concrete slab
    Frame                           Heavy or light wood
    Exterior Walls                  Brick or masonry
    Roof                            Composition shingle over a wood truss structure
  Project Amenities                 Amenities at the subject include a swimming pool, gym
                                    room, barbeque equipment, meeting hall, laundry room,
                                    business office, and secured parking.
  Unit Amenities                    Individual unit amenities include a balcony, fireplace, cable
                                    TV connection, and washer dryer connection. Appliances
                                    available in each unit include a refrigerator, stove,
                                    microwave dishwasher, water heater, garbage disposal, and oven.

AMERICAN APPRAISAL ASSOCIATES, INC.                 PROPERTY DESCRIPTION PAGE 17
SILVERADO, EL PASO, TEXAS

Unit Mix:

                                               Unit Area
   Unit Type             Number of Units       (Sq. Ft.)
-----------------        ---------------       ---------
1Br/1Ba - EA10                  20                 494
1Br/1Ba -1A10                   60                 525
1Br/1Ba - 1A15                  36                 754
1 Br/1Ba - 1B10                 40                 684
1 Br/1.5 Ba - 1B15               8                 878
2Br/1Ba-2A10                    34                 979
2 Br/1.5Ba - 2A15               12               1,200
2 Ba/2 Ba - 2A20                32               1,028
3Br/2Ba - 3A20                   6               1,350

Overall Condition           Average
Effective Age               25 years
Economic Life               45 years
Remaining Economic Life     20 years
Deferred Maintenance        None

  HIGHEST AND BEST USE ANALYSIS

  In accordance with the definition of highest and best use, an analysis of the site relating to its legal uses, physical possibilities, and financial feasibility is appropriate. The highest and best use as vacant is to hold for future multi-family development. The subject improvements were constructed in 1973 and consist of a 248-unit multifamily project. The highest and best use as improved is for a continued multifamily use. Overall, the highest and best use of the subject property is the continued use of the existing apartment project.

AMERICAN APPRAISAL ASSOCIATES, INC.                  VALUATION PROCEDURE PAGE 18
SILVERADO, EL PASO, TEXAS

                             THE VALUATION PROCEDURE

There are three traditional approaches, which can be employed in establishing the market value of the subject property. These approaches and their applicability to the valuation of the subject are summarized as follows:

THE COST APPROACH

The application of the Cost Approach is based on the principle of substitution. This principle may be stated as follows: no one is justified in paying more for a property than that amount by which he or she can obtain, by purchase of a site and construction of a building, without undue delay, a property of equal desirability and utility. In the case of a new building, no deficiencies in the building should exist.

In the case of income-producing real estate, the cost of construction plays a minor and relatively insignificant role in determining market value. The Cost Approach is typically only a reliable indicator of value for: (a) new properties; (b) special use properties; and (c) where the cost of reproducing the improvements is easily and accurately quantified and there is no economic obsolescence. In all instances, the issue of an appropriate entrepreneurial profit - the reward for undertaking the risk of construction, remains a highly subjective factor especially in a market lacking significant speculative development.

THE SALES COMPARISON APPROACH

The Sales Comparison Approach is an estimate of value based upon a process of comparing recent sales of similar properties in the surrounding or competing areas to the subject property. Inherent in this approach is the principle of substitution.

The application of this approach consists of comparing the subject property with similar properties of the same general type, which have been sold recently or currently are available for sale in competing areas. This comparative process involves judgment as to the similarity of the subject property and the comparable sale with respect to many value factors such as location, contract rent levels, quality of construction, reputation and prestige, age and condition, among others. The estimated value through this approach represents the probable price at which a willing seller would sell the subject property to a willing and knowledgeable buyer as of the date of value.

AMERICAN APPRAISAL ASSOCIATES, INC.                  VALUATION PROCEDURE PAGE 19
SILVERADO, EL PASO, TEXAS

THE INCOME CAPITALIZATION APPROACH

The theory of the Income Capitalization Approach is based on the premise that present value is the value of the cash flow and reversionary value the property will produce over a reasonable holding (ownership) period.

The Discounted Cash Flow Analysis will convert equity cash flows (including cash flows and equity reversion) into a present value utilizing an internal rate of return (or discount rate). The Internal Rate of Return (IRR) will be derived from a comparison of alternate investments, a comparative analysis of IRR's used by recent buyers of similar properties, and a review of published industry surveys.

The Direct Capitalization Analysis converts one year of income into an overall value using overall capitalization rates from similar sales. The overall rates take into consideration buyers assumptions of the market over the long-term.

The results of the Income Capitalization Analysis are usually the primary value indicator for income producing properties. Investors expect a reasonable rate of return on their equity investment based on the ownership risks involved; this approach closely parallels the investment decision process.

RECONCILIATION

In this instance, we have completed the Sales Comparison and Income Capitalization Approaches to value. As an income producing property, the income approach is a primary approach to value. The Sales Comparison Approach is also considered reliable as investors are buying similar buildings in the market.

Our research indicates that market participants are generally not buying, selling, investing, or lending with reliance placed on the methodology of the Cost Approach to establish the value. Therefore, we have decided that the Cost Approach is not a reliable indicator of value for the subject, and this approach has not been utilized.

AMERICAN APPRAISAL ASSOCIATES, INC.            SALES COMPARISON APPROACH PAGE 20
SILVERADO, EL PASO, TEXAS

                            SALES COMPARISON APPROACH

Use of market or comparable sales requires the collection and analysis of comparable sales data. Similar properties recently sold are compared to the subject and adjusted based on any perceived differences. This method is based on the premise that the costs of acquiring a substitute property would tend to establish a value for the subject property. The premise suggests that if a substitute is unavailable in the market, the reliability of the approach may be subordinate to the other approaches.

The reliance on substitute properties produces shortcomings in the validity of this approach. Geographic and demographic characteristics from each submarket restrict which sales may be selected. Recent sales with a similar physical characteristics, income levels, and location are usually limited. The sales we have identified, however, do establish general valuation parameters as well as provide support to our conclusion derived through the income approach method.

The standard unit of comparison among similar properties is the sales price per unit and price per square foot of net rentable area. To accurately adjust prices to satisfy the requirements of the sales comparison approach, numerous calculations and highly subjective judgments would be required including consideration of numerous income and expense details for which information may be unreliable or unknown. The sales price per unit and square foot are considered relevant to the investment decision, but primarily as a parameter against which value estimates derived through the income approach can be judged and compared.

In examining the comparable sales, we have applied a subjective adjustment analysis, which includes specific adjustments derived from our experience and consulting with the market participants.

SALES COMPARISON ANALYSIS

Detailed on the following pages are sales transactions involving properties located in the subject's competitive investment market.

Photographs of the sale transactions are located in the Addenda. Following the summary of sales is an adjustment grid that is used to arrive at a value.

AMERICAN APPRAISAL ASSOCIATES, INC.            SALES COMPARISON APPROACH PAGE 21
SILVERADO, EL PASO, TEXAS

SUMMARY OF COMPARABLE SALES -IMPROVED

                                                                                  COMPARABLE                  COMPARABLE
             DESCRIPTION                          SUBJECT                           I - 1                       I - 2
----------------------------------------------------------------------------------------------------------------------------------
  Property Name                        Silverado                        La Plaza                      Shadow Ridge

LOCATION:
  Address                              9300 Viscount Blvd               9578 Sims Drive               9375 Viscount Blvd

  City, State                          El Paso, Texas                   El Paso,TX                    El Paso, TX
  County                               EL Paso                          El Paso                       El Paso
PHYSICAL CHARACTERISTICS:
  Net Rentable Area (SF)               191,590                          128,669                       263,296
  Year Built                           1973                             1969                          1985
  Number of Units                      248                              129                           352
  Unit Mix:                                 Type              Total      Type                 Total     Type                Total
                                       1Br/1Ba - EA10           20      1Br/1Ba                 29    1Br/1Ba                 80
                                       1Br/1Ba -1A10            60      2Br/1Ba                 50    2Br/1Ba                100
                                       1Br/1Ba - 1A15           36      2Br/1.5Ba               35    2Br/1.5Ba               60
                                       1 Br/1Ba-1B10            40      2Br/2Ba                 15    2Br/2Ba                 60
                                       1 Br/1.5 Ba -1B15         8                                    3Br/2Ba                 52
                                       2Br/1Ba-2A10             34
                                       2 Br/1.5Ba -2A15         12
                                       2 Ba/2 Ba- 2A20          32
                                       3Br/2Ba -3A20             6

  Average Unit Size (SF)               773                              997                           748
  Land Area (Acre)                     10.0000                          8.7670                        7.9526
  Density (Units/Acre)                 24.8                             14.7                          44.3
  Parking Ratio (Spaces/Unit)          2.58                             2.00                          2.00
  Parking Type (Gr., Cov., etc.)       Open                             Open                          Open
CONDITION:                             Good                             Average                       Good
APPEAL:                                Average                          Fair                          Good
AMENITIES:
  Pool/Spa                             Yes/No                           Yes/No                        Yes/No
  Gym Room                             Yes                              Yes                           Yes
  Laundry Room                         Yes                              Yes                           No
  Secured Parking                      Yes                              Yes                           Yes
  Sport Courts                         Yes                              Yes                           Yes
  Washer/Dryer Connection              Yes                              No                            Yes

OCCUPANCY:                             92%                              92%                           93%
TRANSACTION DATA:
  Sale Date                                                             July, 2000                    November, 1999
  Sale Price ($)                                                        $4,150,000                    $12,750,000
  Grantor                                                               Dain Texas Partners           N/A

  Grantee                                                               American Opportunity for      Case & Associates Properties
                                                                        Housing-La Palza, LLC
  Sale Documentation                                                    Deed- Vol 1402/Page 134       Deed- Vol 1817/Page 1645
  Verification                                                          Confidential                  Confidential
  Telephone Number
ESTIMATED PRO-FORMA:                                                     Total $    $/Unit     $/SF     Total $    $/Unit    $/SF
  Potential Gross Income                                                $869,225    $6,738     $6.76  $2,003,382   $5,691    $7.61
  Vacancy/Credit Loss                                                   $ 69,538    $  539     $0.54  $  140,236   $  398    $0.53
  Effective Gross Income                                                $799,687    $6,199     $6.22  $1,863,146   $5,293    $7.08
  Operating Expenses                                                    $339,867    $2,635     $2.64  $  707,995   $2,011    $2.69
  Net Operating Income                                                  $459,820    $3,564     $3.57  $1,155,151   $3,282    $4.39
NOTES:                                                                  None                          None

  PRICE PER UNIT                                                                   $32,171                        $36,222
  PRICE PER SQUARE FOOT                                                            $ 32.25                        $ 48.42
  EXPENSE RATIO                                                                       42.5%                          38.0%
  EGIM                                                                                5.19                           6.84
  OVERALL CAP RATE                                                                   11.08%                          9.06%
  Cap Rate based on Pro Forma or Actual Income?                                    PRO FORMA                      PRO FORMA

                                               COMPARABLE                     COMPARABLE                     COMPARABLE
             DESCRIPTION                         I - 3                          I - 4                          I - 5
--------------------------------------------------------------------------------------------------------------------------------
 Property Name                         Spring Park                   Sand Pebble                    Celina

LOCATION:
  Address                              9535 Acer Avenue              11280 Pebble Hills Drive       8500 Viscount Blvd

  City, State                          El Paso, TX                   El Paso, TX                    El Paso, TX
  County                               El Paso                       El Paso                        El Paso
PHYSICAL CHARACTERISTICS:
  Net Rentable Area (SF)               139,224                       165,504                        248,005
  Year Built                           1995                          1983                           1974
  Number of Units                      180                           208                            289
  Unit Mix:                              Type                Total    Type                  Total     Type                 Total
                                       1Br/1Ba                 60    1Br/1Ba                 100    1Br/1Ba                 119
                                       2Br/1Ba                 80    2Br/1Ba                  88    2Br/1Ba                 120
                                       3Br/2Ba                 40    3Br/2Ba                  20    3Br/2Ba                  50

  Average Unit Size (SF)               773                           796                            858
  Land Area (Acre)                     9.8900                        9.0460                         11.6000
  Density (Units/Acre)                 18.2                          23.0                           24.9
  Parking Ratio (Spaces/Unit)          2.20                          2.01                           2.09
  Parking Type (Gr., Cov., etc.)       Open                          Open                           Open
CONDITION:                             Good                          Average                        Average
APPEAL:                                Good                          Fair                           Fair
AMENITIES:
  Pool/Spa                             Yes/Yes                       Yes/No                         Yes/No
  Gym Room                             Yes                           No                             Yes
  Laundry Room                         Yes                           Yes                            Yes
  Secured Parking                      Yes                           No                             No
  Sport Courts                         Yes                           No                             No
  Washer/Dryer Connection              Yes                           No                             Yes

OCCUPANCY:                             92%                           90%                            94%
TRANSACTION DATA:
  Sale Date                            March, 2002                   November, 2002                 January, 2001
  Sale Price ($)                       $6,450,000                    $4,750,000                     $9,150,000
  Grantor                              Property Trust of America     Southwest Partners             Westex Associates

  Grantee                              Wolf CE & I                   AIMCO/Sand Pebble LP           American Opportunity

  Sale Documentation                   Deed- Vol 3140/Page 204       Deed-Vol. 3273/Page 1048       Deed- Vol 3916/Page 1278
  Verification                         Confidential                  Confidential                   Confidential
  Telephone Number
ESTIMATED PRO-FORMA:                     Total $   $/Unit    $/SF      Total $    $/Unit    $/SF      Total $    $/Unit    $/SF
  Potential Gross Income               $1,128,869  $6,271    $8.11   $1,217,949   $5,856    $7.36   $1,566,398   $5,420    $6.32
  Vacancy/Credit Loss                  $   90,310  $  502    $0.65   $  121,795   $  586    $0.74   $   93,983   $  325    $0.38
  Effective Gross Income               $1,038,559  $5,770    $7.46   $1,096,154   $5,270    $6.62   $1,472,415   $5,095    $5.94
  Operating Expenses                   $  425,809  $2,366    $3.06   $  526,154   $2,530    $3.18   $  575,715   $1,992    $2.32
  Net Operating Income                 $  612,750  $3,404    $4.40   $  570,000   $2,740    $3.44   $  896,700   $3,103    $3.62
NOTES:                                 None                          None                           None

  PRICE PER UNIT                                  $35,833                        $22,837                        $31,661
  PRICE PER SQUARE FOOT                           $ 46.33                        $ 28.70                        $ 36.89
  EXPENSE RATIO                                      41.0%                          48.0%                          39.1%
  EGIM                                               6.21                           4.33                           6.21
  OVERALL CAP RATE                                   9.50%                         12.00%                          9.80%
  Cap Rate based on Pro Forma or Actual Income?  PRO FORMA                       PRO FORMA                      PRO FORMA

AMERICAN APPRAISAL ASSOCIATES, INC.            SALES COMPARISON APPROACH PAGE 22
SILVERADO, EL PASO, TEXAS

                               IMPROVED SALES MAP

                                     [MAP]

IMPROVED SALES ANALYSIS

The improved sales indicate a sales price range from $22,837 to $36,222 per unit. Adjustments have been made to the sales to reflect differences in location, age/condition and quality/appeal. Generally speaking, larger properties typically have a lower price per unit when compared to smaller properties, all else being equal. Similarly, those projects with a higher average unit size will generally have a higher price per unit. After appropriate adjustments are made, the improved sales demonstrate an adjusted range for the subject from $20,553 to $25,736 per unit with a mean or average adjusted price of $23,097 per unit. The median adjusted price is $22,367 per unit. Based on the following analysis, we have concluded to a value of $23,000 per unit, which results in an "as is" value of $5,700,000 (rounded after necessary adjustment, if any).

AMERICAN APPRAISAL ASSOCIATES, INC.            SALES COMPARISON APPROACH PAGE 23
SILVERADO, EL PASO, TEXAS

SALES ADJUSTMENT GRID

                                                                                     COMPARABLE                    COMPARABLE
            DESCRIPTION                                 SUBJECT                         I - 1                         I - 2
------------------------------------------------------------------------------------------------------------------------------------
  Property Name                               Silverado                   La Plaza                          Shadow Ridge

  Address                                     9300 Viscount Blvd          9578 Sims Drive                   9375 Viscount Blvd

  City                                        El Paso, Texas              El Paso,TX                        El Paso, TX
  Sale Date                                                               July, 2000                        November, 1999
  Sale Price ($)                                                          $4,150,000                        $12,750,000
  Net Rentable Area (SF)                      191,590                     128,669                           263,296
  Number of Units                             248                         129                               352
  Price Per Unit                                                          $32,171                           $36,222
  Year Built                                  1973                        1969                              1985
  Land Area (Acre)                            10.0000                     8.7670                            7.9526
VALUE ADJUSTMENTS                                   DESCRIPTION              DESCRIPTION            ADJ.       DESCRIPTION      ADJ.
  Property Rights Conveyed                    Fee Simple Estate           Fee Simple Estate           0%    Fee Simple Estate    0%
  Financing                                                               Cash To Seller              0%    Cash To Seller       0%
  Conditions of Sale                                                      Arm's Length                0%    Arm's Length         0%
  Date of Sale (Time)                                                     07-2000                     0%    11-1999             -5%
VALUE AFTER TRANS. ADJUST. ($/UNIT)                                                    $32,171                        $34,411
  Location                                                                Comparable                  0%    Comparable           0%
  Number of Units                             248                         129                         0%    352                  0%
  Quality / Appeal                            Good                        Superior                  -10%    Superior           -15%
  Age / Condition                             1973                        1969 / Average              0%    1985 / Good        -20%
  Occupancy at Sale                           92%                         92%                         0%    93%                  0%
  Amenities                                   Good                        Comparable                  0%    Comparable           0%
  Average Unit Size (SF)                      773                         997                       -10%    748                  0%
PHYSICAL ADJUSTMENT                                                                                 -20%                       -35%
FINAL ADJUSTED VALUE ($/UNIT)                                                          $25,736                        $22,367

                                                     COMPARABLE                      COMPARABLE                    COMPARABLE
            DESCRIPTION                                 I - 3                          I - 4                         I - 5
------------------------------------------------------------------------------------------------------------------------------------
  Property Name                               Spring Park                   Sand Pebble                   Celina

  Address                                     9535 Acer Avenue              11280 Pebble Hills Drive      8500 Viscount Blvd

  City                                        El Paso, TX                   El Paso, TX                   El Paso, TX
  Sale Date                                   March, 2002                   November, 2002                January, 2001
  Sale Price ($)                              $6,450,000                    $4,750,000                    $9,150,000
  Net Rentable Area (SF)                      139,224                       165,504                       248,005
  Number of Units                             180                           208                           289
  Price Per Unit                              $35,833                       $22,837                       $31,661
  Year Built                                  1995                          1983                          1974
  Land Area (Acre)                            9.8900                        9.0460                        11.6000
VALUE ADJUSTMENTS                                DESCRIPTION        ADJ.       DESCRIPTION        ADJ.       DESCRIPTION        ADJ.
  Property Rights Conveyed                    Fee Simple Estate      0%     Fee Simple Estate      0%     Fee Simple Estate      0%
  Financing                                   Cash To Seller         0%     Cash To Seller         0%     Cash To Seller         0%
  Conditions of Sale                          Arm's Length           0%     Arm's Length           0%     Arm's Length           0%
  Date of Sale (Time)                         03-2002                0%     11-2002                0%     01-2001                0%
VALUE AFTER TRANS. ADJUST. ($/UNIT)                     $35,833                       $22,837                       $31,661
  Location                                    Comparable             0%     Comparable             0%     Comparable             0%
  Number of Units                             180                    0%     208                    0%     289                    0%
  Quality / Appeal                            Superior             -15%     Inferior               5%     Superior             -15%
  Age / Condition                             1995 / Good          -30%     1983 / Average       -15%     1974 / Average         0%
  Occupancy at Sale                           92%                    0%     90%                    0%     94%                   10%
  Amenities                                   Comparable             0%     Comparable             0%     Superior             -10%
  Average Unit Size (SF)                      773                    5%     796                    0%     858                   -5%
PHYSICAL ADJUSTMENT                                                -40%                          -10%                          -20%
FINAL ADJUSTED VALUE ($/UNIT)                           $21,500                       $20,553                       $25,329

SUMMARY

VALUE RANGE (PER UNIT)                        $20,553        TO     $   25,736
MEAN (PER UNIT)                               $23,097
MEDIAN (PER UNIT)                             $22,367
VALUE CONCLUSION (PER UNIT)                   $23,000

VALUE INDICATED BY SALES COMPARISON APPROACH                        $5,704,000
ROUNDED                                                             $5,700,000


NET OPERATING INCOME (NOI) ANALYSIS

We have also conducted a net operating income (NOI) comparison analysis. The NOI effectively takes into account the various physical, location, and operating aspects of the sale. When the subject's NOI is compared to the sale NOI, a percent adjustment can be arrived at. The following table illustrates this analysis.

AMERICAN APPRAISAL ASSOCIATES, INC.           SALES COMPARISON APPROACH PAGE 24
SILVERADO, EL PASO, TEXAS

                             NOI PER UNIT COMPARISON


COMPARABLE    NO. OF         SALE PRICE                            NOI/            SUBJECT NOI       ADJUSTMENT         INDICATED
   NO.        UNITS          PRICE/UNIT          OAR             NOI/UNIT        SUBJ. NOI/UNIT        FACTOR           VALUE/UNIT
----------------------------------------------------------------------------------------------------------------------------------
  I-1          129           $ 4,150,000        11.08%          $  459,820          $544,500           0.616             $19,816
                             $    32,171                        $    3,564          $  2,196
  I-2          352           $12,750,000         9.06%          $1,155,151          $544,500           0.669             $24,234
                             $    36,222                        $    3,282          $  2,196
  I-3          180           $ 6,450,000         9.50%          $  612,750          $544,500           0.645             $23,111
                             $    35,833                        $    3,404          $  2,196
  I-4          208           $ 4,750,000        12.00%          $  570,000          $544,500           0.801             $18,296
                             $    22,837                        $    2,740          $  2,196
  I-5          289           $ 9,150,000         9.80%          $  896,700          $544,500           0.708             $22,404
                             $    31,661                        $    3,103          $  2,196

                                   PRICE/UNIT

  Low          High         Average         Median
$18,296      $24,234        $21,572         $22,404

                VALUE ANALYSIS BASED ON COMPARABLES NOI PER UNIT

Estimated Price Per Unit                      $   22,000
                                              ----------
Number of Units                                      248

                                              ----------
Value Based on NOI Analysis                   $5,456,000
                                   Rounded    $5,500,000

The adjusted sales indicate a range of value between $18,296 and $24,234 per unit, with an average of $21,572 per unit. Based on the subject's competitive position within the improved sales, a value of $22,000 per unit is estimated. This indicates an "as is" market value of $5,500,000 (rounded after necessary adjustment, if any) for the NOI Per Unit Analysis.

EFFECTIVE GROSS INCOME MULTIPLIER (EGIM) ANALYSIS

The effective gross income multiplier (EGIM) is derived by dividing the sales price by the total effective gross income. The following table illustrates the EGIMs for the comparable improved sales.

AMERICAN APPRAISAL ASSOCIATES, INC.           SALES COMPARISON APPROACH PAGE 25
SILVERADO, EL PASO, TEXAS

                  EFFECTIVE GROSS INCOME MULTIPLIER COMPARISON


COMPARABLE      NO. OF     SALE PRICE         EFFECTIVE          OPERATING                         SUBJECT
   NO.          UNITS      PRICE/UNIT        GROSS INCOME         EXPENSE             OER       PROJECTED OER         EGIM
---------------------------------------------------------------------------------------------------------------------------
  I-1            129       $ 4,150,000        $  799,687         $ 339,867           42.50%                            5.19
                           $    32,171
  I-2            352       $12,750,000        $1,863,146         $ 707,995           38.00%                            6.84
                           $    36,222
  I-3            180       $ 6,450,000        $1,038,559         $ 425,809           41.00%        55.96%              6.21
                           $    35,833
  I-4            208       $ 4,750,000        $1,096,154         $ 526,154           48.00%                            4.33
                           $    22,837
  I-5            289       $ 9,150,000        $1,472,415         $ 575,715           39.10%                            6.21
                           $    31,661

                                      EGIM

Low                High              Average               Median
4.33               6.84              5.76                  6.21

               VALUE ANALYSIS BASED ON EGIM'S OF COMPARABLE SALES

Estimate EGIM                                       4.00
                                              ----------
Subject EGI                                   $1,377,200

                                              ----------
Value Based on EGIM Analysis                  $5,508,800
                                   Rounded    $5,500,000

                    Value Per Unit            $   22,177

There is an inverse relationship, which generally holds among EGIMs and operating expenses. Properties, which have higher expense ratios, typically sell for relatively less and therefore produce a lower EGIM. As will be illustrated in the Income Capitalization Approach of this report, the subject's operating expense ratio (OER) is estimated at 55.96% before reserves. The comparable sales indicate a range of expense ratios from 38.00% to 48.00%, while their EGIMs range from 4.33 to 6.84. Overall, we conclude to an EGIM of 4.00, which results in an "as is" value estimate in the EGIM Analysis of $5,500,000.

SALES COMPARISON CONCLUSION

The three valuation methods in the Sales Comparison Approach are shown below. The overall value via the Sales Comparison Approach is estimated at $5,500,000.

Price Per Unit                          $5,700,000
NOI Per Unit                            $5,500,000
EGIM Analysis                           $5,500,000

Sales Comparison Conclusion             $5,500,000

AMERICAN APPRAISAL ASSOCIATES, INC.       INCOME CAPITALIZATION APPROACH PAGE 26
SILVERADO, EL PASO, TEXAS

                         INCOME CAPITALIZATION APPROACH

The income capitalization approach is based on the premise that value is created by the expectation of future benefits. We estimated the present value of those benefits to derive an indication of the amount that a prudent, informed purchaser-investor would pay for the right to receive them as of the date of value.

This approach requires an estimate of the NOI of a property. The estimated NOI is then converted to a value indication by use of either the direct capitalization or the discounted cash flow analysis (yield capitalization).

Direct capitalization uses a single year's stabilized NOI as a basis for a value indication by dividing the income by a capitalization rate. The rate chosen accounts for a recapture of the investment by the investor and should reflect all factors that influence the value of the property, such as tenant quality, property condition, neighborhood change, market trends, interest rates, and inflation. The rate may be extracted from local market transactions or, when transaction evidence is lacking, obtained from trade sources.

A discounted cash flow analysis focuses on the operating cash flows expected from the property and the proceeds of a hypothetical sale at the end of a holding period (the reversion). The cash flows and reversion are discounted to their present values using a market-derived discount rate and are added together to obtain a value indication. Because benefits to be received in the future are worth less than the same benefits received in the present, this method weights income in the early years more heavily than the income and the sale proceeds to be received later. The strength of the discounted cash flow method is its ability to recognize variations in projected net income, such as those caused by inflation, stepped leases, neighborhood change, or tenant turnover. Its weakness is that it requires many judgments regarding the actions of likely buyers and sellers of the property in the future.

In some situations, both methods yield a similar result. The discounted cash flow method is typically more appropriate for the analysis of investment properties with multiple or long-term leases, particularly leases with cancellation clauses or renewal options. It is especially useful for multi-tenant properties in volatile markets. The direct capitalization

AMERICAN APPRAISAL ASSOCIATES, INC.       INCOME CAPITALIZATION APPROACH PAGE 27
SILVERADO, EL PASO, TEXAS

method is normally more appropriate for properties with relatively stable operating histories and expectations.

A pro forma analysis for the first year of the investment is made to estimate a reasonable potential net operating income for the Subject Property. Such an analysis entails an estimate of the gross income the property should command in the marketplace. From this total gross income must be deducted an allowance for vacancy/collection loss and operating expenses as dictated by general market conditions and the overall character of the subject's tenancy and leased income to arrive at a projected estimate of net operating income. Conversion of the net operating income to an indication of value is accomplished by the process of capitalization, as derived primarily from market data.

MARKET RENT ANALYSIS

In order to determine a market rental rate for the subject, a survey of competing apartment communities was performed. This survey was displayed previously in the market analysis section of the report. Detailed information pertaining to each of the comparable rental communities, along with photographs, is presented in the Addenda of this report.

The following charts display the subject's current asking and actual rent rates as well as a comparison with the previous referenced comparable rental properties.

                         SUMMARY OF ACTUAL AVERAGE RENTS

                                           Average
                       Unit Area     -------------------
   Unit Type           (Sq. Ft.)     Per Unit     Per SF       %Occupied
------------------------------------------------------------------------
1Br/1Ba - EA10             494        $389        $0.79          90.0%
1Br/1Ba - 1A10             525        $409        $0.78          91.7%
1Br/1Ba - 1A15             754        $469        $0.62          91.7%
1 Br/1Ba- 1B10             684        $459        $0.67          97.5%
1 Br/1.5 Ba - 1B15         878        $519        $0.59         100.0%
2Br/1Ba - 2A10             979        $549        $0.56          85.3%
2 Br/1.5Ba - 2A15         1200        $639        $0.53          75.0%
2 Ba/2 Ba - 2A20          1028        $569        $0.55          93.8%
3Br/2Ba - 3A20            1350        $649        $0.48         100.0%

AMERICAN APPRAISAL ASSOCIATES, INC.       INCOME CAPITALIZATION APPROACH PAGE 28
SILVERADO, EL PASO, TEXAS

                                  RENT ANALYSIS

                                                                                      COMPARABLE RENTS
                                                                     -------------------------------------------------
                                                                        R-1     R-2         R-3        R-4       R-5
                                                                     -------------------------------------------------
                                                                               Shadow
                                                                     La Plaza   Ridge   Spring Park  Citadel    Celina
                                                                     -------------------------------------------------
                                                                                   COMPARISON TO SUBJECT
                                               SUBJECT   SUBJECT     -------------------------------------------------
                               SUBJECT UNIT     ACTUAL    ASKING     Slightly            Slightly
      DESCRIPTION                 TYPE          RENT       RENT      Superior  Similar   Superior    Superior  Similar
----------------------------------------------------------------------------------------------------------------------
Monthly Rent                 1Br/1Ba - EA10    $   389   $   374     $    510  $   470   $    515    $    469  $   520
Unit Area (SF)                                     494       494          707      536        610         667      644
Monthly Rent Per Sq. Ft.                       $  0.79   $  0.76     $   0.72  $  0.88   $   0.84    $   0.70  $  0.81

Monthly Rent                 1Br/1Ba -1A10     $   409   $   405
Unit Area (SF)                                     525       525
Monthly Rent Per Sq. Ft.                       $  0.78   $  0.77

Monthly Rent                 1Br/1Ba - 1A15    $   469   $   455
Unit Area (SF)                                     754       754
Monthly Rent Per Sq. Ft.                       $  0.62   $  0.60

Monthly Rent                 1 Br/1Ba-1B10     $   459   $   441
Unit Area (SF)                                     684       684
Monthly Rent Per Sq. Ft.                       $  0.67   $  0.64

Monthly Rent                 1 Br/1.5 Ba -     $   519   $   490
Unit Area (SF)               1B15                  878       878
Monthly Rent Per Sq. Ft.                       $  0.59   $  0.56

Monthly Rent                 2Br/1Ba-2A10      $   549   $   527     $    670  $   640               $    689
Unit Area (SF)                                     979       979        1,150      950                  1,173
Monthly Rent Per Sq. Ft.                       $  0.56   $  0.54     $   0.58  $  0.67               $   0.59

Monthly Rent                 2 Br/1.5Ba -      $   639   $   618     $    670  $   450   $    650    $    589  $   770
Unit Area (SF)               2A15                1,200     1,200          986      895        850       1,140    1,058
Monthly Rent Per Sq. Ft.                       $  0.53   $  0.52     $   0.68  $  0.50   $   0.76    $   0.52  $  0.73

Monthly Rent                 2 Ba/2 Ba- 2A20   $   569   $   543     $    620  $   640
Unit Area (SF)                                   1,028     1,028        1,375      958
Monthly Rent Per Sq. Ft.                       $  0.55   $  0.53     $   0.45  $  0.67

Monthly Rent                 3Br/2Ba -3A20     $   649   $   648               $   790   $    775              $   890
Unit Area (SF)                                   1,350     1,350                 1,100      1,036                1,190
Monthly Rent Per Sq. Ft.                       $  0.48   $  0.48               $  0.72   $   0.75              $  0.75

      DESCRIPTION              MIN         MAX      MEDIAN     AVERAGE
----------------------------------------------------------------------
Monthly Rent                 $  469     $   520     $  510     $  497
Unit Area (SF)                  536         707        644        633
Monthly Rent Per Sq. Ft.     $ 0.70     $  0.88     $ 0.81     $ 0.79

Monthly Rent
Unit Area (SF)
Monthly Rent Per Sq. Ft.

Monthly Rent
Unit Area (SF)
Monthly Rent Per Sq. Ft.

Monthly Rent
Unit Area (SF)
Monthly Rent Per Sq. Ft.

Monthly Rent
Unit Area (SF)
Monthly Rent Per Sq. Ft.

Monthly Rent                 $  640     $   689     $  670     $  666
Unit Area (SF)                  950       1,173      1,150      1,091
Monthly Rent Per Sq. Ft.     $ 0.58     $  0.67     $ 0.59     $ 0.61

Monthly Rent                 $  450     $   770     $  650     $  626
Unit Area (SF)                  850       1,140        986        986
Monthly Rent Per Sq. Ft.     $ 0.50     $  0.76     $ 0.68     $ 0.64

Monthly Rent                 $  620     $   640     $  630     $  630
Unit Area (SF)                  958       1,375      1,167      1,167
Monthly Rent Per Sq. Ft.     $ 0.45     $  0.67     $ 0.56     $ 0.56

Monthly Rent                 $  775     $   890     $  790     $  818
Unit Area (SF)                1,036       1,190      1,100      1,109
Monthly Rent Per Sq. Ft.     $ 0.72     $  0.75     $ 0.75     $ 0.74

CONCLUDED MARKET RENTAL RATES AND TERMS

Based on this analysis above, the subject's concluded market rental rates and gross rental income is calculated as follows:

AMERICAN APPRAISAL ASSOCIATES, INC.       INCOME CAPITALIZATION APPROACH PAGE 29
SILVERADO, EL PASO, TEXAS

                         GROSS RENTAL INCOME PROJECTION

                                                           Market Rent
                                        Unit Area   ------------------------      Monthly        Annual
  Unit Type          Number of Units    (Sq. Ft.)   Per Unit          Per SF       Income        Income
---------------------------------------------------------------------------------------------------------
1Br/1Ba - EA10            20               494        $390             $0.79      $  7,800     $   93,600
1Br/1Ba -1A10             60               525        $410             $0.78      $ 24,600     $  295,200
1Br/1Ba - 1A15            36               754        $470             $0.62      $ 16,920     $  203,040
1 Br/1Ba-1B10             40               684        $460             $0.67      $ 18,400     $  220,800
1 Br/1.5 Ba -1B15          8               878        $520             $0.59      $  4,160     $   49,920
2Br/1Ba-2A10              34               979        $550             $0.56      $ 18,700     $  224,400
2 Br/1.5Ba -2A15          12             1,200        $640             $0.53      $  7,680     $   92,160
2 Ba/2 Ba- 2A20           32             1,028        $570             $0.55      $ 18,240     $  218,880
3Br/2Ba -3A20              6             1,350        $650             $0.48      $  3,900     $   46,800
                                                                       Total      $120,400     $1,444,800

PRO FORMA ANALYSIS

For purposes of this appraisal, we were provided with income and expense data for the subject property. A summary of this data is presented on the following page.

AMERICAN APPRAISAL ASSOCIATES, INC.       INCOME CAPITALIZATION APPROACH PAGE 30
SILVERADO, EL PASO, TEXAS

SUMMARY OF HISTORICAL INCOME & EXPENSES

                               FISCAL YEAR 2000         FISCAL YEAR 2001          FISCAL YEAR 2002
                           -----------------------   -----------------------   -----------------------
                                    ACTUAL                   ACTUAL                    ACTUAL
                           ---------------------------------------------------------------------------
     DESCRIPTION              TOTAL      PER UNIT       TOTAL      PER UNIT       TOTAL      PER UNIT
------------------------------------------------------------------------------------------------------
Revenues
  Rental Income            $1,491,269   $    6,013   $1,476,921   $    5,955   $  852,917   $    3,439

  Vacancy                  $  139,458   $      562   $   95,923   $      387   $   36,863   $      149
  Credit Loss/Concessions  $   84,244   $      340   $   84,395   $      340   $   28,085   $      113
                           ---------------------------------------------------------------------------
    Subtotal               $  223,702   $      902   $  180,318   $      727   $   64,948   $      262

  Laundry Income           $    1,193   $        5   $   15,182   $       61   $    8,919   $       36
  Garage Revenue           $        0   $        0   $        0   $        0   $        0   $        0
  Other Misc. Revenue      $   63,816   $      257   $   47,717   $      192   $   51,927   $      209
                           ---------------------------------------------------------------------------
    Subtotal Other Income  $   65,009   $      262   $   62,899   $      254   $   60,846   $      245
                           ---------------------------------------------------------------------------
Effective Gross Income     $1,332,576   $    5,373   $1,359,502   $    5,482   $  848,815   $    3,423

Operating Expenses
  Taxes                    $   94,570   $      381   $  183,619   $      740   $  114,387   $      461
  Insurance                $   20,671   $       83   $   32,165   $      130   $   26,338   $      106
  Utilities                $  120,016   $      484   $  111,019   $      448   $   75,172   $      303
  Repair & Maintenance     $   88,317   $      356   $   77,068   $      311   $   58,713   $      237
  Cleaning                 $        0   $        0   $        0   $        0   $        0   $        0
  Landscaping              $   37,102   $      150   $   41,643   $      168   $   31,116   $      125
  Security                 $        0   $        0   $        0   $        0   $        0   $        0
  Marketing & Leasing      $   25,873   $      104   $   26,001   $      105   $   12,912   $       52
  General Administrative   $  223,100   $      900   $  225,792   $      910   $  118,363   $      477
  Management               $   70,006   $      282   $   75,888   $      306   $   42,373   $      171
  Miscellaneous            $        0   $        0   $        0   $        0   $        0   $        0
                           ---------------------------------------------------------------------------
Total Operating Expenses   $  679,655   $    2,741   $  773,195   $    3,118   $  479,374   $    1,933

  Reserves                 $        0   $        0   $        0   $        0   $        0   $        0
                           ---------------------------------------------------------------------------
Net Income                 $  652,921   $    2,633   $  586,307   $    2,364   $  369,441   $    1,490

                               FISCAL YEAR 2003          ANNUALIZED 2003
                           -----------------------   -----------------------
                              MANAGEMENT BUDGET             PROJECTION                   AAA PROJECTION
                           --------------------------------------------------------------------------------------
     DESCRIPTION             TOTAL       PER UNIT       TOTAL      PER UNIT       TOTAL      PER UNIT         %
-----------------------------------------------------------------------------------------------------------------
Revenues
  Rental Income            $1,431,500   $    5,772   $1,412,316   $    5,695   $1,444,800   $    5,826     100.0%

  Vacancy                  $   54,000   $      218   $  131,420   $      530   $  115,584   $      466       8.0%
  Credit Loss/Concessions  $   36,000   $      145   $    2,424   $       10   $   28,896   $      117       2.0%
                           -------------------------------------------------------------------------------------
    Subtotal               $   90,000   $      363   $  133,844   $      540   $  144,480   $      583      10.0%

  Laundry Income           $   19,872   $       80   $   15,300   $       62   $   14,880   $       60       1.0%
  Garage Revenue           $        0   $        0   $        0   $        0   $        0   $        0       0.0%
  Other Misc. Revenue      $   80,400   $      324   $  104,620   $      422   $   62,000   $      250       4.3%
                           -------------------------------------------------------------------------------------
    Subtotal Other Income  $  100,272   $      404   $  119,920   $      484   $   76,880   $      310       5.3%
                           -------------------------------------------------------------------------------------
Effective Gross Income     $1,441,772   $    5,814   $1,398,392   $    5,639   $1,377,200   $    5,553     100.0%

Operating Expenses
  Taxes                    $  146,936   $      592   $  146,940   $      593   $  145,080   $      585      10.5%
  Insurance                $   46,017   $      186   $   47,960   $      193   $   29,760   $      120       2.2%
  Utilities                $  107,148   $      432   $  129,860   $      524   $  111,600   $      450       8.1%
  Repair & Maintenance     $   98,160   $      396   $  102,868   $      415   $   99,200   $      400       7.2%
  Cleaning                 $        0   $        0   $        0   $        0   $        0   $        0       0.0%
  Landscaping              $   42,000   $      169   $   90,188   $      364   $   43,400   $      175       3.2%
  Security                 $        0   $        0   $        0   $        0   $        0   $        0       0.0%
  Marketing & Leasing      $   20,688   $       83   $   21,744   $       88   $   24,800   $      100       1.8%
  General Administrative   $  208,804   $      842   $  242,196   $      977   $  248,000   $    1,000      18.0%
  Management               $   67,200   $      271   $   85,528   $      345   $   68,860   $      278       5.0%
  Miscellaneous            $        0   $        0   $        0   $        0   $        0   $        0       0.0%
                           -------------------------------------------------------------------------------------
Total Operating Expenses   $  736,953   $    2,972   $  867,284   $    3,497   $  770,700   $    3,108      56.0%

  Reserves                 $        0   $        0   $        0   $        0   $   62,000   $      250       8.0%
                           -------------------------------------------------------------------------------------
Net Income                 $  704,819   $    2,842   $  531,108   $    2,142   $  544,500   $    2,196      39.5%

REVENUES AND EXPENSES

The subject's revenue and expense projections are displayed on the previous chart. Rental income is based on the market analysis previously discussed. Other income consists of forfeited deposits, laundry income, late rent payments, month to month fees, pet fees, vending machine revenue, etc.

We forecasted the property's annual operating expenses after reviewing its historical performance at the subject property. We analyzed each item of expense and attempted to forecast amounts a typical informed investor would consider reasonable.

VACANCY AND COLLECTION LOSS

An investor is primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100% occupied and all tenants were paying their rent in full and on time. An investor normally expects some income loss as tenants vacate, fail to pay rent, or pay their rent late.

We have projected a stabilized vacancy and collection loss rate of 10% based on the subject's historical performance, as well as the anticipated future market conditions.

AMERICAN APPRAISAL ASSOCIATES, INC.       INCOME CAPITALIZATION APPROACH PAGE 31
SILVERADO, EL PASO, TEXAS

RESERVES FOR REPLACEMENT

"Reserves for replacements" is a contingency account allocated to the expenses of the property to provide for replacement of short-lived items and for unforeseen necessary capital expenditures. We have utilized the Korpacz Real Estate Investor Survey of the national apartment market, which reports a range of replacement reserves between $150 and $400 per unit. For purposes of this analysis, we have included an allowance of $250 per unit for reserves for replacement.

CAPITAL EXPENDITURES

Capital expenditures represent expenses for immediate repair or replacement of items that have average to long lives. Based on our inspection of the property as well as discussions with property management personnel, there are no major items remaining in need of repair or replacement that would require an expense beyond our reserves for replacement. Therefore an allowance of $250 per unit should be satisfactory in our reserves for replacement to cover future capital expenditures.

DISCOUNTED CASH FLOW ANALYSIS

As the subject is a multi-tenant income property, the Discounted Cash Flow Method is considered appropriate. This method is especially meaningful in that it isolates the timing of the annual cash flows and discounts them, along with the expected equity reversion, to a present value. The present value of the cash flow is added to the present value of the reversion, resulting in a total property value.

INVESTMENT CRITERIA

Appropriate investment criteria will be derived for the subject based upon analysis of comparable sales and a survey of real estate investors. The following table summarizes the findings of Korpacz National Investor Survey for the most recent period.

                        KORPACZ NATIONAL INVESTOR SURVEY
                                1ST QUARTER 2003
                            NATIONAL APARTMENT MARKET

                              CAPITALIZATION RATES
              ----------------------------------------------------------
                      GOING-IN                          TERMINAL
              ----------------------------------------------------------
               LOW               HIGH            LOW              HIGH
              ----------------------------------------------------------
RANGE         6.00%             10.00%          7.00%            10.00%
AVERAGE                8.14%                              8.47%

AMERICAN APPRAISAL ASSOCIATES, INC.       INCOME CAPITALIZATION APPROACH PAGE 32
SILVERADO, EL PASO, TEXAS

                               SUMMARY OF OVERALL
                              CAPITALIZATION RATES

COMP. NO.    SALE DATE     OCCUP.   PRICE/UNIT       OAR
----------------------------------------------------------
  I-1         Jul-00        92%      $32,171        11.08%
  I-2         Nov-99        93%      $36,222         9.06%
  I-3         Mar-02        92%      $35,833         9.50%
  I-4         Nov-02        90%      $22,837        12.00%
  I-5         Jan-01        94%      $31,661         9.80%
                                         High       12.00%
                                          Low        9.06%
                                      Average       10.29%

Based on this information, we have concluded the subject's overall capitalization rate should be 10.00%. The terminal capitalization rate is applied to the net operating income estimated for the year following the end of the holding period. Based on the concluded overall capitalization rate, the age of the property and the surveyed information, we have concluded the subject's terminal capitalization rate to be 11.00%. Finally, the subject's discount rate or yield rate is estimated based on the previous investor survey and an examination of returns available on alternative investments in the market. Based on this analysis, the subject's discount rate is estimated to be 12.50%.

HOLDING PERIOD

The survey of investors indicates that most investors are completing either 10-year cash flows or extending the analysis to the end of the lease if it is more than 10-years. A 10-year period has been used in the analysis of the subject with the eleventh year stabilized NOI used to determine the reversion.

SELLING COSTS

Sales of similar size properties are typically accomplished with the aid of a broker and will also incur legal and other transaction related cost. Based on our survey of brokers and a review of institutional investor projections, an allowance of 2.00% of the sale amount is applied.

DISCOUNTED CASH FLOW CONCLUSION

Discounting the annual cash flows and the equity reversion at the selected rate of 12.50% indicates a value of $5,600,000. In this instance, the reversion figure contributes

AMERICAN APPRAISAL ASSOCIATES, INC.       INCOME CAPITALIZATION APPROACH PAGE 33
SILVERADO, EL PASO, TEXAS

approximately 36% of the total value. Investors surveyed for this assignment indicated they would prefer to have the cash flow contribute anywhere from 50% to 60%. Overall, the blend seems reasonable. The cash flow and pricing matrix are located on the following pages.

AMERICAN APPRAISAL ASSOCIATES, INC.       INCOME CAPITALIZATION APPROACH PAGE 34
SILVERADO, EL PASO, TEXAS

DISCOUNTED CASH FLOW ANALYSIS

                                    SILVERADO

                YEAR                     APR-2004      APR-2005      APR-2006      APR-2007      APR-2008      APR-2009
            FISCAL YEAR                      1             2             3             4             5             6
------------------------------------------------------------------------------------------------------------------------
REVENUE
  Base Rent                             $1,444,800    $1,488,144    $1,532,788    $1,578,772    $1,626,135    $1,674,919

  Vacancy                               $  115,584    $  119,052    $  122,623    $  126,302    $  130,091    $  133,994
  Credit Loss                           $   28,896    $   29,763    $   30,656    $   31,575    $   32,523    $   33,498
  Concessions                           $        0    $        0    $        0    $        0    $        0    $        0
                                        --------------------------------------------------------------------------------
    Subtotal                            $  144,480    $  148,814    $  153,279    $  157,877    $  162,614    $  167,492

  Laundry Income                        $   14,880    $   15,326    $   15,786    $   16,260    $   16,748    $   17,250
  Garage Revenue                        $        0    $        0    $        0    $        0    $        0    $        0
  Other Misc. Revenue                   $   62,000    $   63,860    $   65,776    $   67,749    $   69,782    $   71,875
                                        --------------------------------------------------------------------------------
      Subtotal Other Income             $   76,880    $   79,186    $   81,562    $   84,009    $   86,529    $   89,125
                                        --------------------------------------------------------------------------------
EFFECTIVE GROSS INCOME                  $1,377,200    $1,418,516    $1,461,071    $1,504,904    $1,550,051    $1,596,552

OPERATING EXPENSES:
  Taxes                                 $  145,080    $  149,432    $  153,915    $  158,533    $  163,289    $  168,187
  Insurance                             $   29,760    $   30,653    $   31,572    $   32,520    $   33,495    $   34,500
  Utilities                             $  111,600    $  114,948    $  118,396    $  121,948    $  125,607    $  129,375
  Repair & Maintenance                  $   99,200    $  102,176    $  105,241    $  108,399    $  111,650    $  115,000
  Cleaning                              $        0    $        0    $        0    $        0    $        0    $        0
  Landscaping                           $   43,400    $   44,702    $   46,043    $   47,424    $   48,847    $   50,312
  Security                              $        0    $        0    $        0    $        0    $        0    $        0
  Marketing & Leasing                   $   24,800    $   25,544    $   26,310    $   27,100    $   27,913    $   28,750
  General Administrative                $  248,000    $  255,440    $  263,103    $  270,996    $  279,126    $  287,500
  Management                            $   68,860    $   70,926    $   73,054    $   75,245    $   77,503    $   79,828
  Miscellaneous                         $        0    $        0    $        0    $        0    $        0    $        0
                                        --------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                $  770,700    $  793,821    $  817,636    $  842,165    $  867,430    $  893,453

  Reserves                              $   62,000    $   63,860    $   65,776    $   67,749    $   69,782    $   71,875
                                        --------------------------------------------------------------------------------
NET OPERATING INCOME                    $  544,500    $  560,835    $  577,660    $  594,990    $  612,840    $  631,225

  Operating Expense Ratio (% of EGI)          56.0%         56.0%         56.0%         56.0%         56.0%         56.0%
  Operating Expense Per Unit            $    3,108    $    3,201    $    3,297    $    3,396    $    3,498    $    3,603

                YEAR                     APR-2010      APR-2011      APR-2012      APR-2013      APR-2014
            FISCAL YEAR                      7             8             9             10            11
----------------------------------------------------------------------------------------------------------
REVENUE
  Base Rent                             $1,725,167    $1,776,922    $1,830,229    $1,885,136    $1,941,690

  Vacancy                               $  138,013    $  142,154    $  146,418    $  150,811    $  155,335
  Credit Loss                           $   34,503    $   35,538    $   36,605    $   37,703    $   38,834
  Concessions                           $        0    $        0    $        0    $        0    $        0
                                        ------------------------------------------------------------------
    Subtotal                            $  172,517    $  177,692    $  183,023    $  188,514    $  194,169

  Laundry Income                        $   17,767    $   18,301    $   18,850    $   19,415    $   19,997
  Garage Revenue                        $        0    $        0    $        0    $        0    $        0
  Other Misc. Revenue                   $   74,031    $   76,252    $   78,540    $   80,896    $   83,323
                                        ------------------------------------------------------------------
      Subtotal Other Income             $   91,799    $   94,553    $   97,389    $  100,311    $  103,320
                                        ------------------------------------------------------------------
EFFECTIVE GROSS INCOME                  $1,644,449    $1,693,782    $1,744,596    $1,796,934    $1,850,842

OPERATING EXPENSES:
  Taxes                                 $  173,233    $  178,430    $  183,783    $  189,296    $  194,975
  Insurance                             $   35,535    $   36,601    $   37,699    $   38,830    $   39,995
  Utilities                             $  133,256    $  137,254    $  141,372    $  145,613    $  149,981
  Repair & Maintenance                  $  118,450    $  122,003    $  125,664    $  129,433    $  133,317
  Cleaning                              $        0    $        0    $        0    $        0    $        0
  Landscaping                           $   51,822    $   53,377    $   54,978    $   56,627    $   58,326
  Security                              $        0    $        0    $        0    $        0    $        0
  Marketing & Leasing                   $   29,612    $   30,501    $   31,416    $   32,358    $   33,329
  General Administrative                $  296,125    $  305,009    $  314,159    $  323,584    $  333,291
  Management                            $   82,222    $   84,689    $   87,230    $   89,847    $   92,542
  Miscellaneous                         $        0    $        0    $        0    $        0    $        0
                                        ------------------------------------------------------------------
TOTAL OPERATING EXPENSES                $  920,256    $  947,864    $  976,300    $1,005,589    $1,035,756
  Reserves                              $   74,031    $   76,252    $   78,540    $   80,896    $   83,323
                                        ------------------------------------------------------------------
NET OPERATING INCOME                    $  650,161    $  669,666    $  689,756    $  710,449    $  731,762

  Operating Expense Ratio (% of EGI)          56.0%         56.0%         56.0%         56.0%         56.0%
  Operating Expense Per Unit            $    3,711    $    3,822    $    3,937    $    4,055    $    4,176

                                                                 Gross Residual Sale                   Deferred
                                                                   Price                  $6,652,386     Maintenance      $        0
Estimated Stabilized NOI  $544,500   Sales Expense Rate   2.00%    Less: Sales Expense    $  133,048   Add: Excess Land   $        0
                                                                                          ----------
Months to Stabilized             1   Discount Rate       12.50%  Net Residual Sale Price  $6,519,338   Other Adjustments  $        0
                                                                                                                          ----------
Stabilized Occupancy          92.0%  Terminal Cap Rate   11.00%  PV of Reversion          $2,007,605   Value Indicated
                                                                 Add: NPV of NOI          $3,559,848     By "DCF"         $5,567,453
                                                                                          ----------
                                                                       PV Total           $5,567,453             Rounded  $5,600,000

                          "DCF" VALUE SENSITIVITY TABLE

                                                           DISCOUNT RATE
                               -----------------------------------------------------------------------
    TOTAL VALUE                  12.00%          12.25%         12.50%         12.75%         13.00%
------------------------------------------------------------------------------------------------------
                   10.50%      $5,841,506      $5,751,324     $5,663,053     $5,576,646     $5,492,056
                   10.75%      $5,790,366      $5,701,312     $5,614,142     $5,528,808     $5,445,266
TERMINAL CAP RATE  11.00%      $5,741,551      $5,653,573     $5,567,453     $5,483,145     $5,400,603
                   11.25%      $5,694,905      $5,607,956     $5,522,840     $5,439,510     $5,357,925
                   11.50%      $5,650,288      $5,564,323     $5,480,166     $5,397,774     $5,317,102


AMERICAN APPRAISAL ASSOCIATES, INC.       INCOME CAPITALIZATION APPROACH PAGE 35
SILVERADO, EL PASO, TEXAS

INCOME LOSS DURING LEASE-UP

The subject is currently near or at a stabilized condition. Therefore, there is no income loss during lease-up at the subject property.

CONCESSIONS

Concessions have historically not been utilized at the subject property or in the subject's market. Therefore, no adjustment was included for concessions.

DIRECT CAPITALIZATION METHOD

After having projected the income and expenses for the property, the next step in the valuation process is to capitalize the net income into an estimate of value. The selected overall capitalization rate ("OAR") covers both return on and return of capital. It is the overall rate of return an investor expects.

After considering the market transactions and the investor surveys, we previously conclude that an overall rate of 10.00% percent is applicable to the subject. The results of our direct capitalization analysis are as follows:

AMERICAN APPRAISAL ASSOCIATES, INC.       INCOME CAPITALIZATION APPROACH PAGE 36
SILVERADO, EL PASO, TEXAS

                                    SILVERADO

                                                            TOTAL      PER SQ. FT.    PER UNIT       %OF EGI
-------------------------------------------------------------------------------------------------------------
REVENUE
  Base Rent                                              $1,444,800    $     7.54    $    5,826

  Less: Vacancy & Collection Loss           10.00%       $  144,480    $     0.75    $      583

  Plus: Other Income
    Laundry Income                                       $   14,880    $     0.08    $       60         1.08%
    Garage Revenue                                       $        0    $     0.00    $        0         0.00%
    Other Misc. Revenue                                  $   62,000    $     0.32    $      250         4.50%
                                                         ---------------------------------------------------
         Subtotal Other Income                           $   76,880    $     0.40    $      310         5.58%

EFFECTIVE GROSS INCOME                                   $1,377,200    $     7.19    $    5,553

OPERATING EXPENSES:
  Taxes                                                  $  145,080    $     0.76    $      585        10.53%
  Insurance                                              $   29,760    $     0.16    $      120         2.16%
  Utilities                                              $  111,600    $     0.58    $      450         8.10%
  Repair & Maintenance                                   $   99,200    $     0.52    $      400         7.20%
  Cleaning                                               $        0    $     0.00    $        0         0.00%
  Landscaping                                            $   43,400    $     0.23    $      175         3.15%
  Security                                               $        0    $     0.00    $        0         0.00%
  Marketing & Leasing                                    $   24,800    $     0.13    $      100         1.80%
  General Administrative                                 $  248,000    $     1.29    $    1,000        18.01%
  Management                                 5.00%       $   68,860    $     0.36    $      278         5.00%
  Miscellaneous                                          $        0    $     0.00    $        0         0.00%

TOTAL OPERATING EXPENSES                                 $  770,700    $     4.02    $    3,108        55.96%

  Reserves                                               $   62,000    $     0.32    $      250         4.50%
                                                         ---------------------------------------------------
NET OPERATING INCOME                                     $  544,500    $     2.84    $    2,196        39.54%

  "GOING IN" CAPITALIZATION RATE                              10.00%

  VALUE INDICATION                                       $5,445,000    $    28.42    $   21,956

  "AS IS" VALUE INDICATION
      (DIRECT CAPITALIZATION APPROACH)                   $5,445,000

                  ROUNDED                                $5,400,000    $    28.19    $   21,774

AMERICAN APPRAISAL ASSOCIATES, INC.       INCOME CAPITALIZATION APPROACH PAGE 37
SILVERADO, EL PASO, TEXAS

                  DIRECT CAPITALIZATION VALUE SENSITIVITY TABLE

CAP RATE       VALUE       ROUNDED     $/UNIT   $/SF
-----------------------------------------------------
  9.25%     $5,886,486   $5,900,000   $23,790  $30.79
  9.50%     $5,731,579   $5,700,000   $22,984  $29.75
  9.75%     $5,584,615   $5,600,000   $22,581  $29.23
 10.00%     $5,445,000   $5,400,000   $21,774  $28.19
 10.25%     $5,312,195   $5,300,000   $21,371  $27.66
 10.50%     $5,185,714   $5,200,000   $20,968  $27.14
 10.75%     $5,065,116   $5,100,000   $20,565  $26.62

CONCLUSION BY THE DIRECT CAPITALIZATION METHOD

Applying the capitalization rate to our estimated NOI results in an estimated value of $5,400,000.

CORRELATION AND CONCLUSION BY THE INCOME APPROACH

The two methods used to estimate the market value of the subject property by the income approach resulted in the following indications of value:

Discounted Cash Flow Analysis            $5,600,000
Direct Capitalization Method             $5,400,000

Giving consideration to the indicated values provided by both techniques, we have concluded the estimated value by the income capitalization approach to be $5,600,000.

AMERICAN APPRAISAL ASSOCIATES, INC.       RECONCILIATION AND CONCLUSION  PAGE 38
SILVERADO, EL PASO, TEXAS

                          RECONCILIATION AND CONCLUSION

This appraisal was made to express an opinion as of the Market Value of the fee simple estate in the property.

AS IS MARKET VALUE OF THE FEE SIMPLE ESTATE

Cost Approach                      Not Utilized
Sales Comparison Approach           $5,500,000
Income Approach                     $5,600,000
Reconciled Value                    $5,600,000

The Direct Capitalization Method is considered a reliable indicator of value. Income and expenses were estimated and projected based on historical operating statements and market oriented expenses. This method is primarily used by investors in their underwriting analysis. Furthermore, there was good support for an overall rate in the Direct Capitalization Method.

The Sales Comparison Approach to value supported the value conclusion by the Income Approach and was given secondary consideration. Investment-grade, income-producing properties such as the subject are not typically traded based on cost. Therefore, the Cost Approach has not been considered in our valuation.

FINAL VALUE - FEE SIMPLE ESTATE

Based on the investigation and premise outlined, it is our opinion that as of May 11, 2003 the market value of the fee simple estate in the property is:

                                   $5,600,000

AMERICAN APPRAISAL ASSOCIATES, INC.                                      ADDENDA
SILVERADO, EL PASO, TEXAS

                                     ADDENDA

AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT A
SILVERADO, EL PASO, TEXAS

                                    EXHIBIT A
                               SUBJECT PHOTOGRAPHS

AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT A
SILVERADO, EL PASO, TEXAS

                              SUBJECT PHOTOGRAPHS

     [PICTURE]                                              [PICTURE]

  UNIT TYPE FACADE                                          UNIT TYPE

     [PICTURE]                                              [PICTURE]

      BEDROOM                                              DINING AREA

     [PICTURE]                                              [PICTURE]

    KITCHEN AREA                                         LIVING ROOM AREA

AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT A
SILVERADO, EL PASO, TEXAS

                              SUBJECT PHOTOGRAPHS

       [PICTURE]                                              [PICTURE]

         POOL                                               FITNESS CENTER

       [PICTURE]                                              [PICTURE]

      LAUNDRY ROOM                                             PARKING

       [PICTURE]                                              [PICTURE]

  VISCOUNT BLVD - NORTH                                  VISCOUNT BLVD -SOUTH

AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT B
SILVERADO, EL PASO, TEXAS

                                    EXHIBIT B
                           SUMMARY OF RENT COMPARABLES
                          AND PHOTOGRAPH OF COMPARABLES

AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT B
SILVERADO, EL PASO, TEXAS

                    PHOTOGRAPHS OF COMPARABLE SALE PROPERTIES

  COMPARABLE I-1                COMPARABLE I-2                COMPARABLE I-3
     LA PLAZA                    SHADOW RIDGE                  SPRING PARK
 9578 Sims Drive              9375 Viscount Blvd             9535 Acer Avenue
   El Paso,TX                     El Paso, TX                  El Paso, TX

   [PICTURE]                       [PICTURE]                    [PICTURE]

          COMPARABLE I-4                               COMPARABLE I-5
           SAND PEBBLE                                    CELINA
    11280 Pebble Hills Drive                         8500 Viscount Blvd
           El Paso, TX                                  El Paso, TX

            [PICTURE]                                    [PICTURE]

AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT B
SILVERADO, EL PASO, TEXAS

SUMMARY OF COMPARABLE RENTAL PROPERTIES

                                                                                         COMPARABLE
    DESCRIPTION                                SUBJECT                                      R- 1
-------------------------------------------------------------------------------------------------------------------------
  Property Name               Silverado                                  La Plaza
  Management Company          AIMCO                                      The Lynd Company
LOCATION:
  Address                     9300 Viscount Blvd                         9578 Sims Drive
  City, State                 El Paso, Texas                             El Paso, TX
  County                      EL Paso                                    El Paso
  Proximity to Subject                                                   one mile southeast of the subject
PHYSICAL CHARACTERISTICS:
  Net Rentable Area (SF)      191,590                                    128,669
  Year Built                  1973                                       1969
  Effective Age               25                                         20
  Building Structure Type     Brick & wood siding walls; asphalt         Brick & wood siding walls; asphalt
                              shingle roof                               shingle roof
  Parking Type
  (Gr., Cov., etc.)           Open                                       Open, Covered
  Number of Units             248                                        129
  Unit Mix:                           Type          Unit   Qty.    Mo.           Type              Unit  Qty.  Mo. Rent

                              1 1 Br/1Ba-EA10         494   20    $389   1    1Br/1Ba              707    29    $510
                              2 1 Br/1Ba-1A10         525   60    $409   7    2Br/1Ba              986    50    $670
                              3 1 Br/1Ba-1A15         754   36    $469   6    2Br/1.5 Ba         1,150    35    $670
                              4 1 Br/1Ba-1B10         684   40    $459   8    2Br/2Ba            1,375    15    $620
                              5 1 Br/1.5 Ba-1B15      878    8    $519
                              6 2 Br/1Ba-2A10         979   34    $549
                              7 2 Br/1.5Ba-2A15     1,200   12    $639
                              8 2 Ba/2 Ba-2A20      1,028   32    $569
                              9 3 Br/2Ba-3A20       1,350    6    $649
  Average Unit Size (SF)      773                                        1,013
  Unit Breakdown:              Efficiency   0%    2-Bedroom  31%           Efficiency     0%     2-Bedroom     78%
                               1-Bedroom   66%    3-Bedroom   3%           1-Bedroom     22%     3-Bedroom      0%
CONDITION:                    Good                                       slightly
APPEAL:                       Average                                    Superior
AMENITIES:
  Unit Amenities                  Attach. Garage      Vaulted Ceiling         Attach. Garage       Vaulted Ceiling
                               X  Balcony          X  W/D Connection          Balcony              W/D Connection
                               X  Fireplace           Other                X  Fireplace            Other
                               X  Cable TV Ready                           X  Cable TV Ready
  Project Amenities            X  Swimming Pool                            X  Swimming Pool
                                  Spa/Jacuzzi         Car Wash                Spa/Jacuzzi          Car Wash
                                  Basketball Court X  BBQ Equipment           Basketball Court     BBQ Equipment
                                  Volleyball Court    Theater Room            Volleyball Court     Theater Room
                                  Sand Volley Ball X  Meeting Hall            Sand Volley Ball  X  Meeting Hall
                                  Tennis Court     X  Secured Parking         Tennis Court         Secured Parking
                                  Racquet Ball     X  Laundry Room            Racquet Ball      X  Laundry Room
                                  Jogging Track    X  Business Office         Jogging Track        Business Office
                               X  Gym Room                                 X  Gym Room
OCCUPANCY:                    92%                                        99%
LEASING DATA:
  Available Leasing Terms     12 months                                  12 months
  Concessions                 1  month                                   1 month
  Pet Deposit                 $150                                       $150
  Utilities Paid by Tenant:    X  Electric            Natural Gas          X  Electric             Natural Gas
                                  Water               Trash                   Water                Trash
  Confirmation                Elda Caro/Property Manager                 Aeriel Romero/Assistant Manager
  Telephone Number            915.591.6626                               915.598.5477
NOTES:                                                                   None
  COMPARISON TO SUBJECT:                                                 Slightly Superior

                                                COMPARABLE                                   COMPARABLE
    DESCRIPTION                                    R - 2                                       R - 3
-------------------------------------------------------------------------------------------------------------------------
  Property Name               Shadow Ridge                                   Spring Park
  Management Company          Case & Associates                              BH Management Services
LOCATION:
  Address                     9375 Viscount Blvd                             9535 Acer Avenue
  City, State                 El Paso, TX                                    El Paso, TX
  County                      El Paso                                        EL Paso
  Proximity to Subject        less than 0.20 miles southeast                 Approx. 0.50 miles southeast of the subject
                              of the subject
PHYSICAL CHARACTERISTICS:
  Net Rentable Area (SF)      263,296                                        139,224
  Year Built                  1985                                           1995
  Effective Age               18                                             8
  Building Structure Type     Brick & wood siding walls; asphalt             Brick & wood siding walls; asphalt
                              shingle roof                                   shingle roof
  Parking Type                Open                                           Open
  (Gr., Cov., etc.)
  Number of Units             352                                            180
  Unit Mix:                              Type          Unit   Qty    Mo                Type         Unit     Qty      Mo
                              1    1 Br/1Ba            536     80    $470    1   1Br/1Ba            610       60     $515
                              7    2 Br/1/Ba           895    100    $450    7   2Br/1Ba            850       80     $650
                              6    2 Br/1.5Ba          950     60    $640    9   3Br/2Ba          1,036       40     $775
                              8    2 Br/2Ba            958     60    $640
                              9    3 Br/2Ba          1,100     52    $790
  Average Unit Size (SF)      864                                            811
  Unit Breakdown:               Efficiency    0%      2-Bedroom         63%     Efficiency     0%     2-Bedroom      44%
                                1-Bedroom    23%      3-Bedroom         14%     1-Bedroom     33%     3-Bedroom      23%
CONDITION:                    Good                                           Good
APPEAL:                       Average                                        Good
AMENITIES:
  Unit Amenities                   Attach. Garage       Vaulted Ceiling           Attach. Garage       Vaulted Ceiling
                                   Balcony           X  W/D Connect.           X  Balcony           X  W/D Connection
                                X  Fireplace            Other                  X  Fireplace            Other
                                X  Cable TV Ready                              X  Cable TV Ready
   Project Amenities            X  Swimming Pool                               X  Swimming Pool
                                   Spa/Jacuzzi          Car Wash               X  Spa/Jacuzzi          Car Wash
                                   Basketball Court  X  BBQ Equipment             Basketball Court  X  BBQ Equipment
                                   Volleyball Court     Theater Room              Volleyball Court     Theater Room
                                   Sand Volley Ball  X  Meeting Hall           X  Sand Volley Ball  X  Meeting Hall
                                   Tennis Court         Secured Parking           Tennis Court         Secured Parking
                                   Racquet Ball      X  Laundry Room              Racquet Ball      X  Laundry Room
                                   Jogging Track        Business Office           Jogging Track     X  Business Office
                                X  Gym Room                                    X  Gym Room
OCCUPANCY:                    92%                                            92%
LEASING DATA:
  Available Leasing Terms     12 months                                      12 months
  Concessions                 1 month                                        1 month
  Pet Deposit                 $150                                            $150
  Utilities Paid by Tenant:     X  Electric             Natural Gas            X  Electric             Natural Gas
                                   Water                Trash                     Water                Trash
  Confirmation                Sergio Valdez/Assistant Manager                Lilia Anaya/Property Manager
  Telephone Number            915.593.5250                                   915.594.7411
NOTES:                        None                                           None
COMPARISON TO SUBJECT:        Similar                                        Slightly Superior

                                              COMPARABLE                                  COMPARABLE
    DESCRIPTION                                  R - 4                                       R - 5
-------------------------------------------------------------------------------------------------------------------------
  Property Name               Citadel                                        Celina
  Management Company          AIMCO                                          The Lynd Company
LOCATION:
  Address                     9455 Viscount Blvd                             8500 Viscount Blvd
  City, State                 El Paso, TX                                    El Paso, TX
  County                      EL Paso                                        El Paso
  Proximity to Subject        Approx. 0.40 miles southeast of the subject    Approx. 0.60 miles northwest of subject
PHYSICAL CHARACTERISTICS:
  Net Rentable Area (SF)      263,888                                        248,005
  Year Built                  1973                                           1974
  Effective Age               15                                             18
  Building Structure Type     Brick & wood siding walls; asphalt             Brick & wood siding walls; asphalt
                              shingle roof                                   shingle roof
  Parking Type                Open/Covered                                   Open
  (Gr., Cov., etc.)
  Number of Units             261                                            289
  Unit Mix:                         Type           Unit    Qty      Mo              Type          Unit   Qty       Mo
                              1   1 Br/1Ba          667     94    $  469     1    1 Br/1Ba         644   119       $520
                              7   2 Br/2Ba        1,140     98    $  589     7    2 Br/2Ba       1,058   120       $770
                              6   2 Br/1.5Ba      1,173     59    $  689     9    3 Br/2Ba       1,190    50       $890
                                  3Ba/2.5Ba       1,640      8    $  909
                                  4Br/2.5Ba       1,840      2    $1,090
  Average Unit Size (SF)      998                                            910
  Unit Breakdown:               Efficiency      0%     2-Bedroom     60%       Efficiency     0%     2-Bedroom      42%
                                1-Bedroom      36%     3-Bedroom      4%       1-Bedroom     41%     3-Bedroom      17%
CONDITION:                    Good                                           Good
APPEAL:                       Average                                        Average
AMENITIES:
  Unit Amenities                   Attach. Garage       Vaulted Ceiling        X  Attach. Garage       Vaulted Ceiling
                                X  Balcony              W/D Connection         X  Balcony           X  W/D Connection
                                X  Fireplace            Other                  X  Fireplace            Other
                                X  Cable TV Ready                              X  Cable TV Ready
   Project Amenities            X  Swimming Pool                               X  Swimming Pool
                                   Spa/Jacuzzi          Car Wash                  Spa/Jacuzzi          Car Wash
                                   Basketball Court  X  BBQ Equipment             Basketball Court  X  BBQ Equipment
                                   Volleyball Court     Theater Room              Volleyball Court     Theater Room
                                   Sand Volley Ball     Meeting Hall              Sand Volley Ball  X  Meeting Hall
                                   Tennis Court         Secured Parking           Tennis Court         Secured Parking
                                   Racquet Ball      X  Laundry Room              Racquet Ball      X  Laundry Room
                                   Jogging Track        Business Office           Jogging Track        Business Office
                                X  Gym Room                                    X  Gym Room
OCCUPANCY:                    96%                                            94%
LEASING DATA:
  Available Leasing Terms     12 months                                      12 months
  Concessions                 1 month                                        1 month
  Pet Deposit                 $150                                           $150
  Utilities Paid by Tenant:     X  Electric             Natural Gas            X  Electric             Natural Gas
                                   Water                Trash                     Water                Trash
  Confirmation                Mary Myers/Property Manager                    Denisse Valdez/Assistant Manager
  Telephone Number            915.591.3396                                   915.779.3741
NOTES:                        None                                           None
COMPARISON TO SUBJECT:        Superior                                       Similar

AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT B
SILVERADO, EL PASO, TEXAS

                   PHOTOGRAPHS OF COMPARABLE RENT PROPERTIES

       COMPARABLE R-1            COMPARABLE R-2          COMPARABLE R-3
          LA PLAZA                SHADOW RIDGE             SPRING PARK
      9578 Sims Drive          9375 Viscount Blvd       9535 Acer Avenue
        El Paso, TX               El Paso, TX              El Paso, TX

         [PICTURE]                 [PICTURE]                [PICTURE]

          COMPARABLE R-4                            COMPARABLE R-5
            CITADEL                                    CELINA
        9455 Viscount Blvd                        8500 Viscount Blvd
           El Paso, TX                               El Paso, TX

            [PICTURE]                                  [PICTURE]

AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT C
SILVERADO, EL PASO, TEXAS

                                    EXHIBIT C
                       ASSUMPTIONS AND LIMITING CONDITIONS

                                    (3 PAGES)

AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT C
SILVERADO, EL PASO, TEXAS

No responsibility is assumed for matters legal in nature. No investigation has been made of the title to or any liabilities against the property appraised. In this appraisal, it is presumed that, unless otherwise noted, the owner's claim is valid, the property rights are good and marketable, and there are no encumbrances which cannot be cleared through normal processes.

To the best of our knowledge, all data set forth in this report are true and accurate. Although gathered from reliable sources, no guarantee is made nor liability assumed for the accuracy of any data, opinions, or estimates identified as being furnished by others which have been used in formulating this analysis.

Land areas and descriptions used in this appraisal were obtained from public records and have not been verified by legal counsel or a licensed surveyor.

No soil analysis or geological studies were ordered or made in conjunction with this report, nor were any water, oil, gas, or other subsurface mineral and use rights or conditions investigated.

Substances such as asbestos, urea-formaldehyde foam insulation, other chemicals, toxic wastes, or other potentially hazardous materials could, if present, adversely affect the value of the property. Unless otherwise stated in this report, the existence of hazardous substance, which may or may not be present on or in the property, was not considered by the appraiser in the development of the conclusion of value. The stated value estimate is predicated on the assumption that there is no material on or in the property that would cause such a loss in value. No responsibility is assumed for any such conditions, and the client has been advised that the appraiser is not qualified to detect such substances, quantify the impact on values, or develop the remedial cost.

No environmental impact study has been ordered or made. Full compliance with applicable federal, state, and local environmental regulations and laws is assumed unless otherwise stated, defined, and considered in the report. It is also assumed that all required licenses, consents, or other legislative or administrative authority from any local, state, or national government or private entity organization either have been or can be obtained or renewed for any use which the report covers.

AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT C
SILVERADO, EL PASO, TEXAS

It is assumed that all applicable zoning and use regulations and restrictions have been complied with unless a nonconformity has been stated, defined, and considered in the appraisal report. Further, it is assumed that the utilization of the land and improvements is within the boundaries of the property described and that no encroachment or trespass exists unless noted in the report.

The Americans with Disabilities Act ("ADA") became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the act. If so, this fact could have a negative effect on the value of the property. Since we have no direct evidence relating to this issue, we did not consider the possible noncompliance with the requirements of ADA in estimating the value of the property.

We have made a physical inspection of the property and noted visible physical defects, if any, in our report. This inspection was made by individuals generally familiar with real estate and building construction. However, these individuals are not architectural or structural engineers who would have detailed knowledge of building design and structural integrity. Accordingly, we do not opine on, nor are we responsible for, the structural integrity of the property including its conformity to specific governmental code requirements, such as fire, building and safety, earthquake, and occupancy, or any physical defects which were not readily apparent to the appraiser during the inspection.

The value or values presented in this report are based upon the premises outlined herein and are valid only for the purpose or purposes stated.

The date of value to which the conclusions and opinions expressed apply is set forth in this report. The value opinion herein rendered is based on the status of the national business economy and the purchasing power of the U.S. dollar as of that date.

Testimony or attendance in court or at any other hearing is not required by reason of this appraisal unless arrangements are previously made within a reasonable time in advance for

AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT C
SILVERADO, EL PASO, TEXAS

such testimony, and then such testimony shall be at American Appraisal Associates, Inc.'s, prevailing per diem for the individuals involved.

Possession of this report or any copy thereof does not carry with it the right of publication. No portion of this report (especially any conclusion to use, the identity of the appraiser or the firm with which the appraiser is connected, or any reference to the American Society of Appraisers or the designations awarded by this organization) shall be disseminated to the public through prospectus, advertising, public relations, news, or any other means of communication without the written consent and approval of American Appraisal Associates, Inc.

AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT D
SILVERADO, EL PASO, TEXAS

                                    EXHIBIT D
                            CERTIFICATE OF APPRAISER

                                    (1 PAGE)

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AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT D

                            CERTIFICATE OF APPRAISER

I certify that, to the best of my knowledge and belief:

         The statements of fact contained in this report are true and correct.

         The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and represent the unbiased professional analyses, opinions, and conclusions of American Appraisal Associates, Inc.

         American Appraisal Associates, Inc. and I personally, have no present or prospective interest in the property that is the subject of this report and have no personal interest or bias with respect to the parties involved.

         Compensation for American Appraisal Associates, Inc. is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

         The analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Uniform Standards of Professional Appraisal Practice and the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

         The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

         I personally did not inspect the subject property. Daniel Salcedo provided significant real property appraisal assistance in the preparation of this report.

         I am currently in compliance with the Appraisal Institute's continuing education requirements.

                                           /s/ Frank Fehribach
                                           ---------------------------
                                                  Frank Fehribach, MAI
                                         Managing Principal, Real Estate Group
                                       Texas State Certified General Real Estate
                                                 Appraiser #TX-1323954-G

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AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT E
SILVERADO, EL PASO, TEXAS

                                    EXHIBIT E
                           QUALIFICATIONS OF APPRAISER

                                    (2 PAGES)

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AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT E
SILVERADO, EL PASO, TEXAS

                             FRANK A. FEHRIBACH, MAI
                      MANAGING PRINCIPAL, REAL ESTATE GROUP

POSITION Frank A. Fehribach is a Managing Principal for the Dallas Real Estate Group of American Appraisal Associates, Inc. ("AAA").

EXPERIENCE

 Valuation                 Mr. Fehribach has experience in valuations for resort
                           hotels; Class A office buildings; Class A multifamily complexes; industrial buildings and distribution warehousing; multitract mixed-use vacant land;
                           regional malls; residential subdivision development;
                           and special-purpose properties such as athletic clubs, golf courses, manufacturing facilities, nursing homes, and medical buildings. Consulting assignments include development and feasibility studies, economic model creation and maintenance, and market studies.

                           Mr. Fehribach also has been involved in overseeing appraisal and consulting assignments in Mexico and South America.

 Business Mr. Fehribach joined AAA as an engagement director in 1998. He was promoted to his current position in 1999. Prior to that, he was a manager at Arthur Andersen LLP. Mr. Fehribach has been in the business of real estate appraisal for over ten years.

EDUCATION                  University of Texas - Arlington
                             Master of Science - Real Estate
                           University of Dallas
                             Master of Business Administration  - Industrial
                           Management
                             Bachelor of Arts - Economics

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AMERICAN APPRAISAL ASSOCIATES, INC.                                    EXHIBIT E
SILVERADO, EL PASO, TEXAS

STATE CERTIFICATIONS       State of Arizona, Certified General Real Estate
                           Appraiser,
                           #30828

                           State of Arkansas, State Certified General Appraiser, #CG1387N

                           State of Colorado, Certified General Appraiser, #CG40000445

                           State of Georgia, Certified General Real Property Appraiser,
                           #218487

                           State of Michigan, Certified General Appraiser, #1201008081

                           State of Texas, Real Estate Salesman License, #407158 (Inactive)

                           State of Texas, State Certified General Real Estate Appraiser,
                           #TX-1323954-G

PROFESSIONAL               Appraisal Institute, MAI Designated Member
AFFILIATIONS               Candidate Member of the CCIM Institute pursuing
                           Certified Commercial Investment Member (CCIM) designation

PUBLICATIONS               "An Analysis of the Determinants of Industrial
                           Property Valuation," Co-authored with Dr. Ronald C.
                           Rutherford and Dr. Mark Eakin, The Journal of Real
                           Estate Research, Vol. 8, No. 3, Summer 1993, p. 365.

AMERICAN APPRAISAL ASSOCIATES, INC.
SILVERADO, EL PASO, TEXAS

                           GENERAL SERVICE CONDITIONS

AMERICAN APPRAISAL ASSOCIATES, INC.
SILVERADO, EL PASO, TEXAS

                           GENERAL SERVICE CONDITIONS

The services(s) provided by AAA will be performed in accordance with professional appraisal standards. Our compensation is not contingent in any way upon our conclusions of value. We assume, without independent verification, the accuracy of all data provided to us. We will act as an independent contractor and reserve the right to use subcontractors. All files, workpapers or documents developed by us during the course of the engagement will be our property. We will retain this data for at least five years.

Our report is to be used only for the specific purpose stated herein; and any other use is invalid. No reliance may be made by any third party without our prior written consent. You may show our report in its entirety to those third parties who need to review the information contained herein. No one should rely on our report as a substitute for their own due diligence. We understand that our reports will be described in public tender offer documents distributed to limited partners. We reserve the right to review the public tender offer documents prior to their issuance to confirm that disclosures of facts from the current appraisals are accurate. No reference to our name or our report, in whole or in part, in any other SEC filing or private placement memorandum you prepare and/or distribute to third parties may be made without our prior written consent.

The Tender Offer Partnerships, as that term is defined in the Settlement Agreement, agree to indemnify and hold us harmless against and from any and all losses, claims, actions, damages, expenses or liabilities, including reasonable attorneys' fees, to which we may become subject in connection with this engagement except where such losses, claims, actions, damages, expenses or liabilities, including reasonable attorney's fees, arise or result from AAA's misconduct, bad faith or negligence. Co-Clients will not be liable for any of our acts or omissions.

AAA is an equal opportunity employer.